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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Amount to be Registered	Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

7 1/4% Series E Cumulative Redeemable Preferred Shares	11,500,000	$25.00	$287,500,000	$33,378.75

Common Shares of Beneficial Interest	22,620,500(2)

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended, and reflects the potential additional issuance of preferred shares pursuant to an overallotment option. No additional consideration will be provided in connection with any conversion of the preferred shares into common shares of beneficial interest.

(2)
The number of common shares of beneficial interest registered is based on the share cap described in the prospectus supplement and the maximum number of preferred shares that may be issued assuming the full exercise of the overallotment option.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-159995

PROSPECTUS SUPPLEMENT
(To prospectus dated June 15, 2009)

10,000,000 Shares

CommonWealth REIT

7 1/4% Series E Cumulative Redeemable Preferred Shares
(Liquidation Preference $25.00 Per Share)

                   We are offering 10,000,000 shares of our 7 1/4% Series E cumulative redeemable preferred shares, which we refer to in this prospectus supplement as the Series E Preferred Shares. We will pay cumulative distributions on the Series E Preferred Shares in the amount of $1.8125 per share each year, which is the equivalent of 7.25% of the $25.00 liquidation preference per share. Distributions on the Series E Preferred Shares sold in this offering will be payable quarterly in arrears, on the 15th day of February, May, August and November of each year, beginning August 15, 2011.

                   Generally, we are not allowed to redeem the Series E Preferred Shares until May 15, 2016. On and after May 15, 2016, we may, at our option, redeem the Series E Preferred Shares, in whole or from time to time in part, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid distributions to but excluding the date of redemption. In addition, upon the occurrence of a change of control the result of which our common shares of beneficial interest, par value $0.01 per share, or our common shares, and the common securities of the acquiring or surviving entity (or American Depositary Receipts, or ADRs, representing such securities) are not listed on the New York Stock Exchange, or the NYSE, the NYSE Amex Equities, or the NYSE Amex, or the NASDAQ Stock Market, or NASDAQ, or listed or quoted on a successor exchange or quotation system, we may, at our option, redeem the Series E Preferred Shares, in whole or in part and within 120 days after the first date on which such change of control occurred, by paying $25.00 per share, plus any accrued and unpaid distributions to but excluding the date of redemption. If we exercise any of our redemption rights relating to the Series E Preferred Shares, the holders of Series E Preferred Shares will not have the conversion right described below. The Series E Preferred Shares have no maturity date and will remain outstanding indefinitely unless redeemed by us or converted in connection with a change of control by the holders of Series E Preferred Shares.

                   Upon the occurrence of a change of control the result of which our common shares and the common securities of the acquiring or surviving entity (or ADRs representing such securities) are not listed on the NYSE, the NYSE Amex or NASDAQ or listed or quoted on a successor exchange or quotation system, each holder of Series E Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date (as defined herein), we have provided or provide notice of our election to redeem the Series E Preferred Shares) to convert some or all of the Series E Preferred Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series E Preferred Share to be converted equal to the lesser of:

    •
    the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid distributions to but excluding the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series E Preferred Share distribution payment and prior to the corresponding Series E Preferred Share distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the Common Share Price (as defined herein); and

    •
    1.967, or the Share Cap, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

                   The Series E Preferred Shares will rank on parity with our 7 1/8% Series C cumulative redeemable preferred shares, our 6 1/2% Series D cumulative convertible preferred shares and any other series or class of our shares which we may hereafter issue ranking on parity with the Series E Preferred Shares.

                   Holders of our Series E Preferred Shares will generally have no voting rights except for limited voting rights if we fail to pay distributions for six or more quarterly periods (whether or not consecutive) and in certain other events. There are restrictions on ownership and transfer of the Series E Preferred Shares intended to, among other purposes, assist us in maintaining our qualification as a real estate investment trust for U.S. federal income tax purposes.

                   We will file an application to list the Series E Preferred Shares on the NYSE under the symbol "CWH PRE". If that application is approved, trading of the Series E Preferred Shares on the NYSE is expected to begin within 30 days after the date of initial delivery of the Series E Preferred Shares.

                   Investing in the Series E Preferred Shares involves risks that are described in the section of this prospectus supplement entitled "Risk Factors" beginning on page S-7 and the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2010, or our Annual Report.

	Per Share	Total
Public offering price(1)	$25.0000	$250,000,000
Underwriting discount	$0.7875	$7,875,000
Proceeds, before expenses, to CommonWealth REIT	$24.2125	$242,125,000

(1)    Plus accrued distributions, if any, from date of original issuance.

                   The underwriters may also purchase from us up to an additional 1,500,000 Series E Preferred Shares, at the public offering price, less the underwriting discount payable by us, within 30 days from the date of this prospectus supplement to cover overallotments, if any.

                   Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   The underwriters expect to deliver the Series E Preferred Shares on or about June 1, 2011.

Joint Book-Running Managers

BofA Merrill Lynch	Citi	UBS Investment Bank	Wells Fargo Securities

Lead Manager

Morgan Stanley

Co-Managers

BB&T Capital Markets	Jefferies	RBC Capital Markets

The date of this prospectus supplement is May 26, 2011.

Prospectus Supplement

              In this prospectus supplement, the terms "CWH", "we", "our" and "us" refer to CommonWealth REIT and its consolidated subsidiaries unless otherwise noted to exclude consolidated subsidiaries. CommonWealth REIT was formerly known as HRPT Properties Trust.

              This prospectus supplement contains the terms of this offering. A description of our shares of beneficial interest is set forth in the accompanying prospectus under the heading "Description of Shares of Beneficial Interest." This prospectus supplement, or the information incorporated by reference herein, may add, update or change information in the accompanying prospectus (or the information incorporated by reference therein). If information in this prospectus supplement, or the information incorporated by reference herein, is inconsistent with the accompanying prospectus (or the information incorporated by reference therein), this prospectus supplement (or the information incorporated by reference herein) will apply and will supersede that information in the accompanying

S-i

prospectus (or the information incorporated by reference therein). References to the "prospectus" are to this prospectus supplement, together with the accompanying prospectus, and the information incorporated by reference in each.

              It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein in making your investment decision. You should also read and consider the information in the documents to which we have referred you in "Where You Can Find More Information" in this prospectus supplement and the accompanying prospectus.

              You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, is accurate only as of their respective dates or such other dates specified therein. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-ii

SUMMARY

              The information below is only a summary of more detailed information included elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference. This summary does not contain all of the information that is important to you or that you should consider before investing in the Series E Preferred Shares. As a result, you should read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated herein by reference, carefully.

The Company

              We are a real estate investment trust, or REIT, which primarily owns commercial office buildings located in major metropolitan areas throughout the United States and in Australia. The majority of our properties are office buildings located in suburban areas and central business districts of major metropolitan markets. As of March 31, 2011, we also owned 30.6 million square feet of industrial and other space, including 17.9 million square feet of leased industrial and commercial lands in Oahu, Hawaii. As of March 31, 2011, we owned 490 properties, excluding properties classified as held for sale, with approximately 66 million square feet located in 31 states, Washington, D.C. and Australia. In addition, as of March 31, 2011 we owned 9,950,000 of the outstanding common shares of beneficial interest of Government Properties Income Trust, or GOV, a former subsidiary that is now separately listed on the NYSE. GOV is a REIT that primarily owns properties that are majority leased to government tenants.

              Our principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, and our telephone number is (617) 332-3990.

The Offering

              The following is a summary of certain terms of this offering. For a more complete description of the terms of the Series E Preferred Shares, see "Description of the Series E Preferred Shares" in this prospectus supplement and "Description of Shares of Beneficial Interest—Preferred Shares" in the accompanying prospectus.

Issuer	CommonWealth REIT
Securities Offered	10,000,000 shares of our 7 1/4% Series E Cumulative Redeemable Preferred Shares. The underwriters have an option to purchase up to an additional 1,500,000 Series E Preferred Shares from us to cover overallotments, if any.
Distributions	Investors will be entitled to receive cumulative cash distributions on the Series E Preferred Shares at a rate of 7.25% per year of the $25.00 per share liquidation preference (equivalent to $1.8125 per year per share). Distributions on the Series E Preferred Shares will be payable quarterly in arrears on the 15th day of each February, May, August and November, beginning on August 15, 2011. Distributions on the Series E Preferred Shares will be cumulative from the date of original issuance, which is expected to be June 1, 2011.
Optional Redemption	We may not redeem the Series E Preferred Shares prior to May 15, 2016, except as described below under "Special Optional Redemption" and in limited circumstances relating to our continuing qualification as a REIT. On and after May 15, 2016, we may, at our option, redeem all, or from time to time, some of the Series E Preferred Shares, by paying $25.00 per share, plus any accrued and unpaid distributions to but excluding the date of redemption.
Special Optional Redemption	Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series E Preferred Shares, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid distributions to but excluding the date of redemption. If, prior to the Change of Control Conversion Date, we exercise any of our redemption rights relating to the Series E Preferred Shares (whether our optional redemption right or our special optional redemption right), the holders of Series E Preferred Shares will not have the conversion right described below.
A "Change of Control" is when, after the original issuance of the Series E Preferred Shares, the following have occurred and are continuing:

•       the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our shares entitling that person to exercise more than 50% of the total voting power of our shares entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•       following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE Amex or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

Conversion Rights	Upon the occurrence of a Change of Control, each holder of Series E Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series E Preferred Shares) to convert some or all of the Series E Preferred Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series E Preferred Share to be converted equal to the lesser of:

•       the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid distributions to but excluding the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series E Preferred Share distribution payment and prior to the corresponding Series E Preferred Share distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the Common Share Price; and

• 1.967 (i.e., the Share Cap), subject to certain adjustments;
subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

If, prior to the Change of Control Conversion Date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series E Preferred Shares will not have any right to convert the Series E Preferred Shares in connection with the Change of Control Conversion Right and any Series E Preferred Shares subsequently selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.
For definitions of "Change of Control Conversion Right," "Change of Control Conversion Date" and "Common Share Price" and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see "Description of the Series E Preferred Shares—Conversion Rights."
Except as provided above in connection with a Change of Control, the Series E Preferred Shares are not convertible into or exchangeable for any other securities or property.
No Maturity	The Series E Preferred Shares have no maturity date, and we are not required to redeem the Series E Preferred Shares. In addition, we are not required to set aside funds to redeem the Series E Preferred Shares. Accordingly, the Series E Preferred Shares will remain outstanding indefinitely unless we decide to redeem them or, under circumstances where the holders of Series E Preferred Shares have a conversion right, the holders of Series E Preferred Shares decide to convert them.
Liquidation Preference	If we liquidate, dissolve or wind up, holders of the Series E Preferred Shares will have the right to receive $25.00 per share, plus any accrued and unpaid distributions (whether or not declared) to but excluding the date of payment, before any payments are made to the holders of our common shares and any other shares of beneficial interest ranking junior to the Series E Preferred Shares as to rights upon our liquidation, dissolution or winding up.
Ranking	The Series E Preferred Shares will rank, with respect to distribution rights and rights upon our liquidation, dissolution or winding up:

•       senior to our common shares and to any other of our equity securities that by their terms rank junior to the Series E Preferred Shares with respect to distribution rights or payments upon our liquidation, dissolution or winding up;

•       on a parity with our 7 1/8% Series C cumulative redeemable preferred shares, or Series C Preferred Shares, and our 6 1/2% Series D cumulative convertible preferred shares, or Series D Preferred Shares, and with other series of our preferred shares or other equity securities that we may later authorize and that by their terms are on a parity with the Series E Preferred Shares with respect to distribution rights or payments upon our liquidation, dissolution or winding up; and

•       junior to any equity securities that we may later authorize or issue and that by their terms rank senior to the Series E Preferred Shares with respect to distribution rights or payments upon our liquidation, dissolution or winding up.

Voting Rights	Holders of the Series E Preferred Shares generally have no voting rights. However, if we do not pay distributions on our Series E Preferred Shares for six or more quarterly periods (whether or not consecutive), the holders of the Series E Preferred Shares, voting together with the holders of any other series of our preferred shares which has similar voting rights, including our Series C Preferred Shares and our Series D Preferred Shares, will be entitled to vote for the election of two additional trustees to serve on our board of trustees until we pay all distributions which we owe on these preferred shares. In addition, the affirmative vote of the holders of at least two-thirds of the Series E Preferred Shares is required for us to authorize, create or increase the number of capital shares ranking senior to the Series E Preferred Shares or to amend our declaration of trust in a manner that materially and adversely affects the rights of the holders of the Series E Preferred Shares. Among other things, we may, without any vote of the holders of the Series E Preferred Shares, issue additional Series E Preferred Shares and shares on a parity with the Series E Preferred Shares.
Listing	We will file an application to list the Series E Preferred Shares on the NYSE. If the application is approved, trading of the Series E Preferred Shares on the NYSE is expected to begin within 30 days after the date of initial delivery of the Series E Preferred Shares.

Restrictions on Ownership and Transfer	Our declaration of trust, the articles supplementary establishing the Series E Preferred Shares and our bylaws contain provisions that limit to 9.8% the percentage ownership of our equity in the aggregate and by series, including our common shares and the Series E Preferred Shares, by any one person or group of affiliated persons. These provisions may limit the ability of the holders of Series E Preferred Shares to convert their Series E Preferred Shares into common shares. Subject to certain conditions, our board of trustees may waive this ownership limit. We may prevent any proposed transfer of our shares, including our common shares and the Series E Preferred Shares, which would jeopardize our status as a REIT, and have the right to purchase or redeem any shares, including our common shares and the Series E Preferred Shares, or refuse to transfer or issue shares to a person whose acquisition of shares would result in ownership in excess of the 9.8% limit. Any transfer of shares that would result in our disqualification as a REIT or in a person's exceeding this ownership limit which is not waived by our board of trustees is deemed void as of the date of such transfer.
Use of Proceeds	We estimate that our net proceeds from this offering (assuming no exercise of the underwriters' overallotment option) will be $241.6 million after deducting the underwriting discount and other estimated expenses of the offering payable by us. We expect to use the net proceeds from this offering to reduce amounts outstanding under our revolving credit facility and for general business purposes, including future acquisitions. In May 2011, we acquired one office property for $162.2 million. As of May 23, 2011, the interest rate on our revolving credit facility was 2.2% per annum and its outstanding balance was $460 million, which includes amounts drawn to acquire this office property.
Conflicts of Interest	As described in "Use of Proceeds," we expect to use a portion of the net proceeds from this offering to reduce amounts outstanding under our revolving credit facility. Affiliates of some of the underwriters are lenders under our revolving credit facility and will receive a pro rata portion of our net proceeds from this offering used to reduce amounts outstanding thereunder. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."
Settlement Date	The Series E Preferred Shares will be delivered through the facilities of The Depository Trust Company on or about June 1, 2011.
Risk Factors	See "Risk Factors" on page S-7 of this prospectus supplement and the "Risk Factors" section of our Annual Report to read about certain risks you should consider before buying the Series E Preferred Shares.

RISK FACTORS

              Our business faces many risks, a number of which are described below and in our filings with the SEC, including under "Risk Factors" in our Annual Report and other periodic reports incorporated herein by reference. The risks so described may not be the only risks we face. Additional risks that we do not yet know of, or that we currently think are immaterial, may also impair our business operations or financial results. If any of the events or circumstances described in the risk factors contained in our Annual Report or described below occurs, our business, financial condition or results of operations could suffer and the trading price of our securities could decline. Investors and prospective investors should consider the risks described in our Annual Report and below and the information contained in this prospectus supplement under the heading "Warning Concerning Forward Looking Statements" before deciding whether to invest in the Series E Preferred Shares offered hereby.

The Series E Preferred Shares are subordinated to existing and future debt; there are no restrictions on issuance of parity preferred securities.

              Payment of amounts due on the Series E Preferred Shares will be subordinated to all of our existing and future debt and will be structurally subordinated to all the obligations of our subsidiaries. As of March 31, 2011, we had 6,000,000 shares of our Series C Preferred Shares and 15,180,000 of our Series D Preferred Shares outstanding, both of which rank on a parity with the Series E Preferred Shares with respect to the payment of distributions and the distribution of assets upon liquidation, dissolution or winding up. In addition, we may issue additional Series E Preferred Shares and/or shares of another class or series of preferred shares ranking on a parity with (or, upon the affirmative vote of holders of at least two-thirds of the Series E Preferred Shares and certain other series of our preferred shares, senior to) the Series E Preferred Shares. These factors may affect the trading prices for the Series E Preferred Shares.

An active trading market for the Series E Preferred Shares may not develop.

              Because the Series E Preferred Shares do not have a maturity date, investors seeking liquidity will be limited to selling their Series E Preferred Shares in the secondary market. The Series E Preferred Shares are a new issue of securities for which there is currently no public market. Although we will apply to list the Series E Preferred Shares on the NYSE, we cannot assure you that the application will be approved or that an active or sustained trading market for the Series E Preferred Shares will develop, be sustained or that the holders will be able to sell their Series E Preferred Shares. Moreover, even if you are able to sell your Series E Preferred Shares, we cannot assure you as to the price at which any sales will be made. Future trading prices of the Series E Preferred Shares will depend on many factors, including, among other things, prevailing interest rates, our operating results, the market for similar securities, investors' perception of us, our issuance of additional preferred equity or indebtedness and general economic, industry, interest rate and market conditions. We have been advised by the underwriters that they intend to make a market in the Series E Preferred Shares, but they are not obligated to do so and may discontinue market-making at any time without notice.

The change of control conversion feature may not adequately compensate you, and the change of control conversion and redemption features of the Series E Preferred Shares may make it more difficult for a party to take us over or discourage a party from taking us over.

              Upon the occurrence of a change of control the result of which our common shares and the common securities of the acquiring or surviving entity (or ADRs representing such securities) are not listed on the NYSE, the NYSE Amex or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ, holders of the Series E Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series E Preferred Shares) to convert some or all of their Series E Preferred Shares into our common shares (or equivalent value of alternative consideration) and under these circumstances we will also have a special optional redemption right to redeem the Series E Preferred Shares. See "Description of the Series E Preferred Shares—Conversion Rights" and "—Special Optional Redemption." Upon such a conversion, the holders will be limited to a maximum number of our common shares equal to the Share Cap multiplied by the number of Series E Preferred Shares converted. If the Common Share Price is less than $12.71 (which is approximately 50% of the per-share closing sale price of our common shares on May 25, 2011), subject to adjustment, the holders will receive a maximum of 1.967 of our common shares per Series E Preferred Share, which may result in a holder receiving value that is less than the liquidation preference of the Series E Preferred Shares. In addition, those features of the Series E Preferred Shares may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change of control of us under circumstances that otherwise could provide the holders of our common shares and Series E Preferred Shares with the opportunity to realize a premium over the then-current market price or that shareholders may otherwise believe is in their best interests.

One of the two rating agencies that currently rate our preferred shares rates such securities below investment grade.

              Securities, including preferred shares, that are rated below investment grade may be subject to greater price volatility than similar securities that are rated investment grade or issued by an investment grade-rated issuer. Furthermore, increases in leverage or deteriorating outlooks for an issuer, or volatile markets, could lead to a significant deterioration in market prices of below-investment grade rated securities.

USE OF PROCEEDS

              We estimate that the net proceeds from this offering will be $241.6 million after deducting the underwriting discount and other estimated offering expenses payable by us (approximately $277.9 million if the underwriters' overallotment option is exercised in full). We expect to use the net proceeds from this offering to reduce amounts outstanding under our revolving credit facility and for general business purposes, including future acquisitions. Our credit facility bears interest at LIBOR plus a spread and matures in August 2013. In May 2011, we acquired one office property for $162.2 million. As of May 23, 2011, the interest rate on our revolving credit facility was 2.2% per annum and its outstanding balance was $460 million, which includes amounts drawn to acquire this office property. Affiliates of some of the underwriters are lenders under our revolving credit facility and will receive a pro rata portion of our net proceeds from this offering used to reduce amounts outstanding thereunder. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."

RATIOS OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS

              The following table sets forth our consolidated ratios of earnings to fixed charges and our consolidated ratios of earnings to combined fixed charges and preferred distributions for the periods shown.

		Year Ended December 31,
	Three Months Ended March 31, 2011
		2010	2009	2008	2007	2006
Consolidated ratio of earnings to fixed charges	1.3x	1.3x	1.4x	1.3x	1.4x	1.5x

Consolidated ratio of earnings to combined fixed charges and preferred distributions	1.1x	1.0x	1.1x	1.0x	1.0x	1.2x

              For purposes of calculating the ratios above, earnings have been calculated by subtracting capitalized interest and adding fixed charges and distributions from equity investees to income before equity in earnings of equity investees and extraordinary items. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, if any, and amortization of debt discounts and deferred financing costs, whether expensed or capitalized. The ratio of earnings to combined fixed charges and preferred distributions was computed by dividing our earnings by fixed charges and preferred distributions.

 DESCRIPTION OF THE SERIES E PREFERRED SHARES

              This description of the Series E Preferred Shares supplements, and to the extent inconsistent therewith, supersedes, the description of the general terms and provisions of our shares of beneficial interest, including preferred shares, in the accompanying prospectus. You should consult that general description for further information.

General

              We are currently authorized to issue up to 50,000,000 preferred shares in one or more series. Our declaration of trust and Maryland law allow our board of trustees to increase the authorized number of our preferred shares without shareholder approval. Each series of our preferred shares has the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as Maryland law permits and our board of trustees determines by adoption of applicable articles supplementary to our declaration of trust. As of March 31, 2011, we had 6,000,000 Series C Preferred Shares outstanding (liquidation preference $25.00 per share) and 15,180,000 Series D Preferred Shares outstanding (liquidation preference $25.00 per share), the holders of which have rights substantially similar to the rights of holders of the Series E Preferred Shares offered hereby, except as to the distribution rate, distribution payment dates and the date after which they may be redeemed and except for the special optional redemption provisions and the conversion rights of the Series E Preferred Shares and the conversion provisions of the Series D Preferred Shares.

              Prior to completing this offering, we will adopt articles supplementary for the Series E Preferred Shares. You may obtain a complete copy of the articles supplementary designating the terms of the Series E Preferred Shares by contacting us. In connection with this offering, we will file a copy of the articles supplementary with the SEC. The articles supplementary will initially authorize 11,500,000 Series E Preferred Shares. Our board of trustees may authorize additional Series E Preferred Shares from time to time.

              The transfer agent, registrar and distribution disbursing agent for the Series E Preferred Shares is Wells Fargo Bank, N.A.

              We will file an application to list the Series E Preferred Shares on the NYSE under the symbol "CWH PRE". If the application is approved, trading of the Series E Preferred Shares on the NYSE is expected to begin within 30 days after the date of initial delivery of the Series E Preferred Shares.

              We expect the Series E Preferred Shares initially will be issued in uncertificated, book-entry form.

Distributions

              Holders of the Series E Preferred Shares will be entitled to receive, when and as authorized by our board of trustees and declared by us, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate of 7.25% of the liquidation preference per year (equivalent to $1.8125 per Series E Preferred Share per year). Distributions on the Series E Preferred Shares will accrue and be cumulative from the date of original issuance and will be payable quarterly in arrears on the 15th day of each February, May, August and November or, if not a business day, the next business day. The first distribution on the Series E Preferred Shares will be paid on August 15, 2011. Distributions payable on the Series E Preferred Shares for any partial period will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will pay distributions to holders of record as they appear in our share records at the close of business on the applicable record date designated by our board of trustees for the payment of distributions that is not more than 60 nor less than 10 days prior to the distribution payment date.

              We will not authorize or pay any distributions on the Series E Preferred Shares or set aside funds for the payment of distributions if restricted or prohibited by law, or if the terms of any of our agreements, including agreements relating to our indebtedness or our other series of preferred shares, prohibit that authorization, payment or setting aside of funds or provide that the authorization, payment or setting aside of funds is a breach of or a default under that agreement. We are now, and may in the future become, a party to agreements which restrict or prevent the payment of distributions on, or the purchase or redemption of, shares. These restrictions may include indirect covenants which require us to maintain specified levels of net worth or assets. We do not believe that these restrictions currently have any adverse impact on our ability to pay distributions on the Series E Preferred Shares.

              Notwithstanding the foregoing, distributions on the Series E Preferred Shares will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of distributions and whether or not distributions are authorized. Accrued but unpaid distributions on the Series E Preferred Shares will not bear interest, and holders of the Series E Preferred Shares will not be entitled to any distributions in excess of full cumulative distributions as described above. All of our distributions on the Series E Preferred Shares, including any capital gain distributions, will be credited first to the earliest accrued and unpaid distribution due.

              We refer to our common shares or other shares, now or hereafter issued, that rank junior to the Series E Preferred Shares with respect to distribution rights and rights upon our liquidation, dissolution or winding up as our Junior Shares. We will not declare or pay any distributions, or set aside any funds for the payment of distributions, on our Junior Shares, or redeem or otherwise acquire our Junior Shares, unless we also have declared and either paid or set aside for payment the full cumulative distributions on the Series E Preferred Shares and on all our other series of shares ranking senior to or on a parity with the Series E Preferred Shares, for all past distribution periods. The preceding sentence does not prohibit

  •
  distributions payable in Junior Shares or options, warrants or rights to subscribe for or purchase Junior Shares;

  •
  conversions into or exchange for Junior Shares;

  •
  pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion of, the outstanding Series E Preferred Shares and any other class or series of shares ranking on a parity with Series E Preferred Shares with respect to distribution rights and rights upon our liquidation, dissolution or winding up; or

  •
  our redemption, purchase or other acquisition of shares under incentive, benefit or share purchase plans for officers, trustees or employees or others performing or providing similar services, for the purposes of enforcing restrictions upon ownership and transfer of our equity securities contained in our declaration of trust or bylaws for the purpose of preserving our status as a REIT or our redemption or other acquisition of rights issued under our shareholder rights plan or any successor plan we adopt.

If the applicable series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current distribution period, before making distributions on or acquiring Junior Shares.

              Unless full distributions on the Series E Preferred Shares have been declared and either paid or set aside for payment for all past distribution periods, no distributions (other than in Junior Shares) shall be declared or paid or set aside for payment on any other class or series of shares ranking on a parity with the Series E Preferred Shares with respect to distribution rights. When distributions are not paid in full upon the Series E Preferred Shares and any other class or series of shares ranking on a parity with the Series E Preferred Shares with respect to distribution rights, including our Series C Preferred Shares and our Series D Preferred Shares, all distributions declared upon the Series E

Preferred Shares and any other class or series of shares ranking on a parity with the Series E Preferred Shares with respect to distribution rights shall be allocated pro rata so that the amount of distributions declared per share on the Series E Preferred Shares and such other shares shall in all cases bear to each other the same ratio that the accrued distributions per share on the Series E Preferred Shares and such other shares bear to each other.

Redemption

              We may not redeem the Series E Preferred Shares prior to May 15, 2016, except as described below under "—Special Optional Redemption" and "—Restrictions on Ownership and Transfer." On and after May 15, 2016 at our option upon not less than 30 nor more than 60 days prior written notice, we may redeem the Series E Preferred Shares, in whole or in part, at any time or from time to time, at a redemption price of $25.00 per share, plus all accrued and unpaid distributions to but excluding the date of redemption. Our optional redemption rights for preferred shares are exercisable separately within each of our series of preferred shares.

              We may give notice of redemption by mail to each holder of record of Series E Preferred Shares at the address shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series E Preferred Shares except as to the holder to whom notice was defective. Each notice will state the following:

  •
  the redemption date;

  •
  the redemption price;

  •
  the number of Series E Preferred Shares to be redeemed;

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  the place where the certificates, if any, for the Series E Preferred Shares are to be surrendered for payment; and

  •
  that distributions on the Series E Preferred Shares to be redeemed will cease to accrue on the redemption date.

              If we redeem fewer than all of the Series E Preferred Shares, the notice of redemption mailed to each shareholder will also specify the number of Series E Preferred Shares that we will redeem from each shareholder. In this case, we will determine the number of Series E Preferred Shares to be redeemed on a pro rata basis, by lot or by any other equitable method we may choose. Unless the full cumulative distributions on all Series E Preferred Shares for all past distribution periods have been paid or set aside, we generally may not redeem any Series E Preferred Shares unless we redeem all of the Series E Preferred Shares.

              If we have given a notice of redemption and have set aside sufficient funds for the redemption in trust for the benefit of the holders of the Series E Preferred Shares called for redemption, then, from and after the redemption date, those Series E Preferred Shares will be treated as no longer outstanding, no further distributions will accrue and all other rights of the holders of those Series E Preferred Shares will terminate. The holders of those Series E Preferred Shares will retain their right to receive the redemption price for their shares and any accrued and unpaid distributions to but excluding the redemption date, without interest.

              The holders of Series E Preferred Shares at the close of business on a distribution record date will be entitled to receive the distribution payable with respect to the Series E Preferred Shares on the corresponding payment date notwithstanding the redemption of the Series E Preferred Shares between such record date and the corresponding payment date. Except as provided above, we will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series E Preferred Shares to be redeemed.

              The Series E Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

              Subject to applicable law, we may purchase Series E Preferred Shares in the open market, by tender or by private agreement. Any Series E Preferred Shares that we reacquire will be returned to the status of authorized but unissued Series E Preferred Shares, unless determined otherwise by our board of trustees.

Special Optional Redemption

              Upon the occurrence of a Change of Control, we may, at our option, redeem the Series E Preferred Shares, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid distributions to but excluding the date of redemption. If, prior to the Change of Control Conversion Date, we have provided or provide notice of redemption with respect to the Series E Preferred Shares (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series E Preferred Shares will not have the conversion right described below under "—Conversion Rights."

              We may give notice of redemption by mail to each holder of record of Series E Preferred Shares at the address shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series E Preferred Shares except as to the holder to whom notice was defective. Each notice will state the following:

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  the redemption date;

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  the redemption price;

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  the number of Series E Preferred Shares to be redeemed;

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  the place where the certificates, if any, for the Series E Preferred Shares are to be surrendered for payment;

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  that the Series E Preferred Shares are being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;

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  that the holders of the Series E Preferred Shares to which the notice relates will not be able to tender such Series E Preferred Shares for conversion in connection with the Change of Control and each Series E Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date; and

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  that distributions on the Series E Preferred Shares to be redeemed will cease to accrue on the redemption date.

              If we redeem fewer than all of the Series E Preferred Shares, the notice of redemption mailed to each shareholder will also specify the number of Series E Preferred Shares that we will redeem from each shareholder. In this case, we will determine the number of Series E Preferred Shares to be redeemed on a pro rata basis, by lot or by any other equitable method we may choose. Unless the full cumulative distributions on all Series E Preferred Shares for all past distribution periods have been paid or set aside, we generally may not redeem any Series E Preferred Shares unless we redeem all of the Series E Preferred Shares.

              If we have given a notice of redemption and have set aside sufficient funds for the redemption in trust for the benefit of the holders of the Series E Preferred Shares called for redemption, then from and after the redemption date, those Series E Preferred Shares will be treated as no longer outstanding, no further distributions will accrue and all other rights of the holders of those Series E Preferred Shares will terminate. The holders of those Series E Preferred Shares will retain their right to receive the redemption price for their shares and any accrued and unpaid distributions to but excluding the redemption date, without interest.

              The holders of Series E Preferred Shares at the close of business on a distribution record date will be entitled to receive the distribution payable with respect to the Series E Preferred Shares on the corresponding payment date notwithstanding the redemption of the Series E Preferred Shares between such record date and the corresponding payment date. Except as provided above, we will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series E Preferred Shares to be redeemed.

              A "Change of Control" is when, after the original issuance of the Series E Preferred Shares, the following have occurred and are continuing:

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  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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  following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE Amex or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

Conversion Rights

              Upon the occurrence of a Change of Control, each holder of Series E Preferred Shares will have the right, unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series E Preferred Shares as described under "—Redemption" or "—Special Optional Redemption," to convert some or all of the Series E Preferred Shares held by such holder, or the Change of Control Conversion Right, on the Change of Control Conversion Date into a number of our common shares per Series E Preferred Share, or Common Share Conversion Consideration, equal to the lesser of:

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  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid distributions to but excluding the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series E Preferred Share distribution payment and prior to the corresponding Series E Preferred Share distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the Common Share Price, or such quotient, the Conversion Rate; and

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  1.967 (i.e., the Share Cap).

              The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common shares), subdivisions or combinations, or in each case, a Share Split, with respect to our common shares as follows: the adjusted Share Cap as the result of a

Share Split will be the number of our common shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of our common shares outstanding after giving effect to such Share Split and the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.

              For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of our common shares (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed 19,670,000 common shares (or equivalent Alternative Conversion Consideration, as applicable), subject to increase to the extent the underwriters' overallotment option to purchase additional Series E Preferred Shares is exercised, not to exceed 22,620,500 common shares in total (or equivalent Alternative Conversion Consideration, as applicable), or the Exchange Cap. The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

              In the case of a Change of Control pursuant to which our common shares will be converted into cash, securities or other property or assets (including any combination thereof), or the Alternative Form Consideration, a holder of Series E Preferred Shares will receive upon conversion of such Series E Preferred Shares the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control, or the Alternative Conversion Consideration. The Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is collectively referred to in this prospectus supplement as the Conversion Consideration.

              If the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of the Series E Preferred Shares will receive will be the form and proportion of the aggregate consideration elected by the holders of our common shares who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

              We will not issue fractional common shares upon the conversion of the Series E Preferred Shares. Instead, we will pay the cash value of such fractional shares.

              Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series E Preferred Shares a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

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  the events constituting the Change of Control;

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  the date of the Change of Control;

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  the last date on which the holders of Series E Preferred Shares may exercise their Change of Control Conversion Right;

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  the method and period for calculating the Common Share Price;

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  the Change of Control Conversion Date;

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  that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series E Preferred Shares, holders will not be able to convert Series E Preferred Shares designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

  •
  if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series E Preferred Share;

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  the name and address of the paying agent and the conversion agent; and

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  the procedures that the holders of Series E Preferred Shares must follow to exercise the Change of Control Conversion Right.

              We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series E Preferred Shares.

              To exercise the Change of Control Conversion Right, the holder of Series E Preferred Shares will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates, if any, evidencing Series E Preferred Shares to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

  •
  the relevant Change of Control Conversion Date;

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  the number of Series E Preferred Shares to be converted; and

  •
  that the Series E Preferred Shares are to be converted pursuant to the applicable provisions of the Series E Preferred Shares.

              The date the Series E Preferred Shares are to be converted, or the Change of Control Conversion Date, will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series E Preferred Shares.

              The "Common Share Price" will be: (i) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by the holders of our common shares is solely cash; and (ii) the average of the closing prices for our common shares on the NYSE for the ten consecutive trading days immediately preceding but excluding the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our common shares is other than solely cash.

              Holders of Series E Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

  •
  the number of withdrawn Series E Preferred Shares;

  •
  if certificated Series E Preferred Shares have been issued, the certificate numbers of the withdrawn Series E Preferred Shares; and

  •
  the number of Series E Preferred Shares, if any, which remain subject to the conversion notice.

              Notwithstanding the foregoing, if the Series E Preferred Shares are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company.

              Series E Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such Series E Preferred Shares, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem Series E Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series E Preferred Shares will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid distributions thereon to but excluding the redemption date. See "—Redemption," and "—Special Optional Redemption," above.

              We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date.

              In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series E Preferred Shares into our common shares. Notwithstanding any other provision of the Series E Preferred Shares, no holder of Series E Preferred Shares will be entitled to convert such Series E Preferred Shares for our common shares to the extent that receipt of such common shares would cause such holder (or any other person) to exceed the share ownership limits contained in our declaration of trust, the articles supplementary establishing the Series E Preferred Shares and our bylaws, unless we provide an exemption from this limitation for such holder. See "—Restrictions on Ownership and Transfer," below.

              These Change of Control conversion and redemption features may make it more difficult for a party to take us over or discourage a party from taking us over. See "Risk Factors—The change of control conversion feature may not adequately compensate you, and the change of control conversion and redemption features of the Series E Preferred Shares may make it more difficult for a party to take us over or discourage a party from taking us over."

              Except as provided above in connection with a Change of Control, the Series E Preferred Shares are not convertible into or exchangeable for any other securities or property.

Liquidation Rights

              In the event of our voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of the Series E Preferred Shares will be entitled to be paid out of our assets legally available for distribution to our shareholders liquidating distributions in cash or property at fair market value as determined by our board of trustees equal to a liquidation preference of $25.00 per share, plus any accrued and unpaid distributions (whether or not declared) to but excluding the date of the payment. The holders of Series E Preferred Shares will be entitled to receive this liquidating distribution before we distribute any assets to holders of our common shares or any other shares of beneficial interest that rank junior to the Series E Preferred Shares. The rights of holders of Series E Preferred Shares to receive their liquidation preference would be subject to the proportionate rights of each parity series, including our Series C Preferred Shares and our Series D Preferred Shares, and the preferential rights of the holders of any series of shares which is senior to the Series E Preferred Shares. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Series E Preferred Shares will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other corporation, trust or entity with or into us, or a statutory share exchange by the trust, or the sale, lease or conveyance of all or substantially all of our assets or business, will not be deemed to constitute our liquidation, dissolution or winding up. In determining whether a distribution (other than upon voluntary or involuntary dissolution), by dividend, redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of Series E Preferred Shares will not be added to our total liabilities.

Ranking

              The Series E Preferred Shares will rank, with respect to distribution rights and rights upon our liquidation, dissolution or winding up:

  •
  senior to our Junior Shares;

  •
  on a parity with our Series C Preferred Shares and our Series D Preferred Shares and with other series of our preferred shares or other equity securities that we may later authorize and that by their terms are on a parity with the Series E Preferred Shares; and

  •
  junior to any equity securities that we may later authorize and that by their terms rank senior to the Series E Preferred Shares (which we may only authorize with the affirmative vote of the holders of at least two-thirds of the Series E Preferred Shares).

Voting Rights

              Except as described below, holders of Series E Preferred Shares will have no voting rights.

              Holders of our Series E Preferred Shares, voting together with all other series of preferred shares which have similar voting rights, including our Series C Preferred Shares and our Series D Preferred Shares, will be entitled to elect two additional trustees to our board of trustees at the next annual meeting of shareholders and at each subsequent annual meeting if at any time distributions on the Series E Preferred Shares are in arrears for six quarterly periods, whether or not these quarterly periods are consecutive. The right to elect additional trustees described in the preceding sentence shall remain in effect until we declare or pay and set aside for payment all distributions accrued and unpaid on the Series E Preferred Shares.

              In addition, the affirmative vote of the holders of at least two-thirds of the Series E Preferred Shares is required for us:

  •
  to authorize, create or increase the authorized or issued amount of any class or series of shares of beneficial interest ranking senior to the Series E Preferred Shares with respect to distribution and liquidation rights;

  •
  to reclassify any authorized shares of beneficial interest into a series of shares of beneficial interest ranking senior to the Series E Preferred Shares with respect to distribution and liquidation rights;

  •
  to create, authorize or issue any security or obligation convertible into or evidencing the right to purchase any shares of beneficial interest ranking senior to the Series E Preferred Shares with respect to distribution and liquidation rights; and

  •
  to amend, alter or repeal the provisions of our declaration of trust or the articles supplementary relating to the Series E Preferred Shares, whether by merger, consolidation or otherwise, that materially and adversely affects the Series E Preferred Shares.

              The authorization, creation or increase of the authorized or issued amount of any class or series of shares of beneficial interest ranking on parity or junior to the Series E Preferred Shares with respect to distribution and liquidation rights will not be deemed to materially and adversely affect the Series E Preferred Shares. Further, with respect to any merger, consolidation or similar event, so long as the Series E Preferred Shares remain outstanding with the terms thereof materially unchanged or the holders of shares of Series E Preferred Shares receive shares of the successor with substantially identical rights, taking into account that, upon the occurrence of such event, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the Series E Preferred Shares.

              In any matter in which the Series E Preferred Shares are entitled to vote, each Series E Preferred Share will be entitled to one vote. If the holders of Series E Preferred Shares and another series of preferred shares are entitled to vote together as a single class on any matter, the Series E Preferred Shares and the shares of the other series will have one vote for each $25.00 of liquidation preference.

Restrictions on Ownership and Transfer

              Our declaration of trust, the articles supplementary establishing the Series E Preferred Shares and our bylaws contain provisions that limit to 9.8% the percentage ownership of our equity in the aggregate and by series, including our common shares and the Series E Preferred Shares, by any one person or group of affiliated persons. The articles supplementary provide the 9.8% ownership limitation and excess share provisions of our declaration of trust described on pages 31, 32, 33 and 34 of the accompanying prospectus apply both to ownership of all our shares of beneficial interest in the aggregate and to ownership of Series E Preferred Shares as a separate class. Subject to certain conditions, our board of trustees may waive this ownership limit. We may prevent any proposed transfer of our shares, including the Series E Preferred Shares, which would jeopardize our status as a REIT, and have the right to purchase or redeem any shares, including the Series E Preferred Shares, or refuse to transfer or issue shares to a person whose acquisition of shares would result in ownership in excess of the 9.8% limit. In the case of the Series E Preferred Shares, the articles supplementary provide that the purchase or redemption price is equal to $25.00 per share (or, if less, market value), plus any accrued and unpaid distributions to but excluding the redemption date. Any transfer of shares that would result in our disqualification as a REIT or in a person's exceeding this ownership limit which is not waived by our board of trustees is deemed void as of the date of such transfer.

Preemptive Rights

              No holders of the Series E Preferred Shares shall, solely in their capacity as the holders of Series E Preferred Shares, have any preemptive rights to purchase or subscribe for our common shares or any of our other securities.

FEDERAL INCOME TAX AND ERISA CONSIDERATIONS

              The following summary of United States federal income tax considerations and Employee Retirement Income Security Act of 1974, as amended, or ERISA, considerations relating to the acquisition, ownership and disposition of the Series E Preferred Shares supplements and updates a more general description of these matters in our Annual Report, which we incorporate in this prospectus supplement by reference. Sullivan & Worcester LLP, Boston, Massachusetts, has rendered a legal opinion that the discussions in this section and in the sections of our Annual Report captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts" are accurate in all material respects and, taken together, fairly summarize the federal income tax and ERISA issues discussed in those sections, and the opinions of counsel referred to in those sections represent Sullivan & Worcester LLP's opinions on those subjects. Specifically, subject to qualifications and assumptions contained in its opinion and in our Annual Report, Sullivan & Worcester LLP has given opinions to the effect (1) that we have been organized and have qualified as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, for our 1987 through 2010 taxable years, and that our current investments and plan of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and (2) that under the "plan assets" regulations promulgated by the Department of Labor under ERISA, our assets will not be deemed to be "plan assets" in respect of any benefit plan investor who acquires our Series E Preferred Shares.

              As a REIT, we generally are not subject to federal income tax on our net income distributed as dividends to our shareholders. Distributions on the Series E Preferred Shares and the common shares into which they convert generally will be includable in your income as dividends to the extent of our current or accumulated earnings and profits. Our dividends are not generally entitled to the favorable 15% rate on qualified dividend income (scheduled to increase to ordinary income rates for taxable years beginning after December 31, 2012), but a portion of our dividends may be treated as capital gain dividends, all as explained below. No portion of any of our dividends is eligible for the dividends received deduction for corporate shareholders. Distributions in excess of our allocable current or accumulated earnings and profits generally will be treated for federal income tax purposes as a return of capital to the extent of your basis in the Series E Preferred Shares or common shares, as the case may be (and will reduce this basis), and thereafter as gain from the sale or exchange of your Series E Preferred Shares or common shares, as the case may be. In determining the extent to which a distribution on the Series E Preferred Shares or common shares, as the case may be, constitutes a dividend for federal income tax purposes, our current or accumulated earnings and profits generally will be allocated first to distributions made on the Series E Preferred Shares along with any other class of preferred shares we have outstanding, and thereafter to distributions made on our common shares.

              If for any taxable year we elect to designate as "capital gain dividends", as defined in Section 857 of the Internal Revenue Code, any portion of the dividends paid for the year to holders of all classes of our shares, then the portion of dividends designated as capital gain dividends that will be allocable to the Series E Preferred Shares will be equal to the total capital gain dividends multiplied by a fraction, the numerator of which will be the total dividends paid on the Series E Preferred Shares for that taxable year, and the denominator of which shall be the total dividends paid on all classes of our shares (including the Series E Preferred Shares) for that taxable year. Similarly, the portion of dividends designated as capital gain dividends that will be allocable to the common shares will be equal to the total capital gain dividends multiplied by a fraction, the numerator of which will be the total dividends paid on the common shares for that taxable year, and the denominator of which shall be the total dividends paid on all classes of our shares (including the common shares) for that taxable year.

              If you actually or constructively own none or a small percentage of our common shares, and you surrender your Series E Preferred Shares to us for cash only, then the redemption of your Series E Preferred Shares is likely to qualify for sale or exchange treatment because the redemption would not be "essentially equivalent to a dividend" as defined by the Internal Revenue Code. More specifically, a cash redemption of your Series E Preferred Shares will be treated under Section 302 of the Internal Revenue Code as a distribution, and hence taxable as a dividend to the extent of our allocable current or accumulated earnings and profits, as discussed above, unless the redemption satisfies one of the tests set forth in Section 302(b) of the Internal Revenue Code and is therefore treated as a sale or exchange of the redeemed shares. The redemption will be treated as a sale or exchange if it (1) is "substantially disproportionate" with respect to your ownership in us, (2) results in a "complete termination" of your common and preferred share interest in us, or (3) is "not essentially equivalent to a dividend" with respect to you, all within the meaning of Section 302(b) of the Internal Revenue Code. In determining whether any of these tests have been met, you must generally take into account our common and preferred shares considered to be owned by you by reason of constructive ownership rules set forth in the Internal Revenue Code, as well as our common and preferred shares actually owned by you. In addition, if a redemption is treated as a distribution under the preceding tests, then your tax basis in the redeemed preferred shares generally will be transferred to your remaining shares in us, if any, and if you own no other shares in us, such basis generally may be transferred to a related person or may be lost entirely. Because the determination as to whether you will satisfy any of the tests of Section 302(b) of the Internal Revenue Code depends upon the facts and circumstances at the time that your Series E Preferred Shares are redeemed, you are encouraged to consult your own tax advisor to determine your particular tax treatment.

              Under Section 305 of the Internal Revenue Code, convertible preferred stock that may be redeemed at a premium (that is, a price higher than its issue price) may have this "redemption premium" treated as a constructive distribution. Under applicable Treasury regulations, constructive distribution treatment is required in the case of callable preferred stock only if, based on all of the facts and circumstances as of the issue date, redemption pursuant to this call right is more likely than not to occur. Even if this redemption is more likely than not to occur, constructive distribution treatment is not required if the redemption premium is solely in the nature of a penalty for premature redemption, i.e., it is a premium paid as a result of changes in economic conditions over which neither we nor you have control. The Treasury regulations also provide a safe harbor pursuant to which an issuer's right to redeem will not be treated as more likely than not to occur. While there can be no assurance in this regard, we believe that constructive distribution treatment on the Series E Preferred Shares will not be required.

              You generally will not recognize any income, gain or loss upon conversion of Series E Preferred Shares into common shares. Your income tax basis in the common shares you receive on the conversion generally will be the same as your adjusted tax basis in the Series E Preferred Shares just prior to the time of conversion, reduced by any basis allocable to any fractional share exchanged for cash, and by any basis allocated to any shares treated as a distribution received, as discussed below. Your holding period for the common shares you receive will generally include the holding period of the Series E Preferred Shares converted, except as discussed below. Non-U.S. shareholders may not be eligible for the foregoing rules and may instead be subject to special rules discussed below.

              Any cash you receive in lieu of a fractional common share upon conversion will be treated as a payment in exchange for the fractional common share. Accordingly, your receipt of cash in lieu of a fractional share generally will result in capital gain or loss, measured by the difference between the cash you receive for the fractional share and your adjusted tax basis attributable to the fractional share. Any common shares received upon a conversion that are attributable to accumulated and unpaid dividends on the Series E Preferred Shares will be treated as a distribution that is potentially taxable as a dividend as discussed above and in our Annual Report. Your income tax basis in the common shares you receive on the conversion that are treated as a distribution will equal the amount of the distribution, and your holding period for these common shares will begin on the day following the date of the conversion. The receipt of Alternative Conversion Consideration upon conversion might be a taxable distribution or exchange depending on the nature of the Alternative Conversion Consideration.

We encourage you to consult your tax advisor as to the consequences of the receipt of Alternative Conversion Consideration.

              Your rights to convert your Series E Preferred Shares into common shares allow for the conversion price to be adjusted under a number of circumstances, generally to ensure that you receive an economically equivalent number of shares from a conversion following stock splits and stock dividends of our common shares. Section 305 of the Internal Revenue Code might treat some of these adjustments as constructive distributions, in which case they would be taxable in a similar manner to actual distributions. In general, you would be deemed to receive a constructive distribution if the conversion price is adjusted for a taxable distribution to the holders of common shares. Constructive distributions so treated would be taxable first as dividends to the extent paid out of our allocable current or accumulated earnings and profits, next as a nontaxable return of capital to the extent of your basis in your Series E Preferred Shares, and finally as gain from the sale or exchange of your Series E Preferred Shares. Your adjusted tax basis in your Series E Preferred Shares would be increased by constructive distributions to you taxable as dividends or gain, and would be unaffected by constructive distributions that were nontaxable returns of capital. Conversely, a failure to appropriately adjust the conversion price of your Series E Preferred Shares could result in a constructive distribution to holders of common shares, which would be taxable to them in a similar manner as actual distributions.

              A special "wash sale" rule applies to a non-U.S. shareholder who owns any class of our shares if (1) the shareholder owns more than 5% of that class of shares at any time during the one-year period ending on the date of the distribution described below, or (2) that class of our shares is not, within the meaning of applicable Treasury regulations, "regularly traded" on a domestic "established securities market" such as the NYSE. In this regard, because the Series E Preferred Shares of others may be redeemed and are convertible, your percentage interest in the Series E Preferred Shares may increase even if you acquire no additional Series E Preferred Shares. Although no assurance can be given, we believe that our common shares and our Series E Preferred Shares will be "regularly traded" on a domestic "established securities market" within the meaning of applicable Treasury regulations, as described in our Annual Report. We thus anticipate this wash sale rule to apply, if at all, only to a non-U.S. shareholder that owns more than 5% of either our common shares or our Series E Preferred Shares. Such a non-U.S. shareholder will be treated as having made a "wash sale" of our shares if it (1) disposes of an interest in our shares during the 30 days preceding the ex-dividend date of a distribution by us that, but for such disposition, would have been treated by the non-U.S. shareholder in whole or in part as gain from the sale or exchange of a United States real property interest, and then (2) acquires or enters into a contract to acquire a substantially identical interest in our shares, either actually or constructively through a related party, during the 61-day period beginning 30 days prior to the ex-dividend date. In the event of such a wash sale, the non-U.S. shareholder will have gain from the sale or exchange of a United States real property interest in an amount equal to the portion of the distribution that, but for the wash sale, would have been a gain from the sale or exchange of a United States real property interest. As described in our Annual Report, a non-U.S. shareholder's gain from the sale or exchange of a United States real property interest can trigger increased United States taxes, such as the branch profits tax applicable to non-U.S. corporations, and increased United States tax filing requirements.

              As more fully explained in the section of our Annual Report captioned "Federal Income Tax Considerations", nonrecognition treatment may not apply at all, and a non-U.S. shareholder may be subject to federal income tax, increased United States tax filing requirements, and possibly a branch profits tax, in respect of all the gain realized on the sale, redemption or conversion of our Series E Preferred Shares, if those shares constitute United States real property interests under Section 897 of the Internal Revenue Code and related Treasury regulations. The Series E Preferred Shares will not constitute such United States real property interests if we are a "domestically controlled REIT". A domestically controlled REIT is a REIT in which at all times during the preceding five-year period less than 50% in value of its shares is held directly or indirectly by foreign persons. We believe that we have been and will remain a domestically controlled REIT and thus a non-U.S. shareholder's gain on sale, redemption or conversion of our Series E Preferred Shares will not be subject to United States federal income taxation. However, because our shares are publicly traded, we can provide no assurance that we have been or will remain a domestically controlled REIT. If we are not a domestically controlled REIT, but the Series E Preferred Shares are "regularly traded", as defined by applicable Treasury regulations, on an "established securities market" like the NYSE, then a non-U.S. shareholder's gain on sale, redemption or conversion of our Series E Preferred Shares will not be subject to United States federal income taxation as a sale of a United States real property interest, if the non-U.S. shareholder has at all times during the preceding five years owned 5% or less by value of that class of shares. In this regard, because the Series E Preferred Shares of others may be redeemed and are convertible, your percentage interest in the Series E Preferred Shares may increase even if you acquire no additional Series E Preferred Shares.

              If you are subject to backup or other federal income tax withholding (for example, if you are a non-U.S. shareholder of Series E Preferred Shares), then a withholding agent may be required to withhold the appropriate amount with respect to a constructive distribution even though there is no related receipt of cash from which to satisfy the withholding obligation. To satisfy this withholding obligation, the withholding agent may reduce to cash for remittance to the Internal Revenue Service a sufficient portion of your Series E Preferred Shares or other property. You may be responsible for the brokerage commissions and other costs relating to the generation of sufficient cash to remit to the Internal Revenue Service.

              As described in our Annual Report, for taxable years beginning after December 31, 2012, U.S. shareholders who are individuals, estates or trusts will generally be required to pay a new 3.8% Medicare tax on their net investment income (including dividends on and gains from the sale or other disposition of our shares), or in the case of estates and trusts on their net investment income that is not distributed, in each case to the extent that their total adjusted income exceeds applicable thresholds.

              As described in our Annual Report, after December 31, 2012, the reporting obligations of non-United States financial institutions and other non-United States entities for purposes of identifying accounts and investments held directly or indirectly by United States persons will increase. The failure to comply with these additional information reporting, certification and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to applicable shareholders or intermediaries. If you hold our shares through a non-United States intermediary or if you are a non-United States person, we urge you to consult your own tax advisor regarding foreign account tax compliance.

              Fiduciaries of ERISA plans and persons making the investment decision for an IRA or any non-ERISA plan are urged to consult their advisors before making an investment in Series E Preferred Shares and to review the section of our Annual Report captioned "ERISA Plans, Keogh Plans and Individual Retirement Accounts", which is applicable to an investment in the Series E Preferred Shares. We call special attention to the fact that Series E Preferred Shares will be analyzed as a separate class under the Department of Labor regulation summarized in our Annual Report to determine whether such shares are "publicly offered securities". We believe that, immediately after this offering, Series E Preferred Shares will be owned by 100 or more investors independent of us and of each other, and therefore that the "widely held" requirement for qualification as publicly offered securities will be met. We also believe that the other requirements for such qualification will be met, so that the Series E Preferred Shares will be publicly offered securities under the Department of Labor regulations, but no assurance can be given as to these matters.

              We encourage you to consult your own advisor regarding the specific federal, state, local, foreign and other tax and ERISA consequences to you, including any possible prohibited transaction concerns, of the acquisition, ownership and disposition of the Series E Preferred Shares and the common shares into which they convert.

UNDERWRITING (CONFLICTS OF INTEREST)

              Under the terms and subject to the conditions contained in the purchase agreement dated the date of this prospectus supplement, the underwriters named below, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., UBS Securities LLC and Wells Fargo Securities, LLC are serving as the representatives, have severally agreed to purchase, and we have agreed to sell to the underwriters the number of Series E Preferred Shares listed opposite their names below:

Underwriter	Number of Series E Preferred Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,688,800
Citigroup Global Markets Inc.	1,688,800
UBS Securities LLC	1,688,800
Wells Fargo Securities, LLC	1,688,800
Morgan Stanley & Co. Incorporated	1,688,800
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	377,000
Jefferies & Company, Inc.	377,000
RBC Capital Markets, LLC	377,000
Janney Montgomery Scott LLC	50,000
Keefe, Bruyette & Woods, Inc.	50,000
Oppenheimer & Co. Inc.	50,000
Robert W. Baird & Co. Incorporated	50,000
BBVA Securities Inc.	25,000
BNY Mellon Capital Markets, LLC	25,000
Comerica Securities, Inc.	25,000
JMP Securities LLC	25,000
Mitsubishi UFJ Securities (USA), Inc.	25,000
PNC Capital Markets LLC	25,000
Santander Investment Securities Inc.	25,000
SMBC Nikko Capital Markets Limited	25,000
Southwest Securities, Inc.	25,000

Total	10,000,000

              The underwriters have agreed to purchase all of the Series E Preferred Shares sold under the purchase agreement if any of the Series E Preferred Shares are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreement may be terminated.

              We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

              The underwriters are offering the Series E Preferred Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Series E Preferred Shares, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

              The underwriters have advised us that they propose initially to offer the Series E Preferred Shares to the public at the public offering price on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.50 per share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $0.45 per share. After the initial public offering, the public offering price, concession and discount may be changed.

              The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Share	Without Option	With Option
Public offering price	$25.0000	$250,000,000	$287,500,000
Underwriting discount	$0.7875	$7,875,000	$9,056,250
Proceeds, before expenses, to us	$24.2125	$242,125,000	$278,443,750

              The expenses of the offering, not including the underwriting discount, are estimated at $500,000 and are payable by us.

No Sales of Series E Preferred Shares

              We have agreed that, for a period of 30 days after the date of this prospectus supplement and subject to certain exceptions, we will not, directly or indirectly, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., UBS Securities LLC and Wells Fargo Securities, LLC, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of any Series E Preferred Shares or any securities convertible into or exercisable or exchangeable for or repayable with Series E Preferred Shares, whether owned as of the date hereof or hereafter acquired or with respect to which we have acquired or hereafter acquire the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing, collectively, the Lock-Up Securities, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap, agreement or transaction is to be settled by delivery of Series E Preferred Shares or other securities, in cash or otherwise.

Overallotment Option

              We have granted an option to the underwriters to purchase up to 1,500,000 additional Series E Preferred Shares at the public offering price less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the purchase agreement, to purchase a number of additional Series E Preferred Shares proportionate to that underwriter's initial number of shares reflected in the above table.

New York Stock Exchange Listing

              We will file an application to list the Series E Preferred Shares on the NYSE. If the application is approved, trading of the Series E Preferred Shares on the NYSE is expected to commence within 30 days after the initial delivery of the Series E Preferred Shares. The underwriters have advised us that they intend to make a market in the Series E Preferred Shares prior to the commencement of trading on the NYSE. The underwriters will have no obligation to make a market in the Series E Preferred Shares, however, and if they begin to make a market they may cease to do so at any time.

Price Stabilization, Short Positions

              Until the distribution of the Series E Preferred Shares is completed, SEC rules may limit the underwriters and selling group members from bidding for or purchasing the Series E Preferred Shares. However, the underwriters may engage in transactions that stabilize the price of the Series E Preferred Shares, such as bids or purchases that peg, fix or maintain that price.

              If the underwriters create a short position in the Series E Preferred Shares in connection with the offering, i.e., if they sell more Series E Preferred Shares than are listed on the cover of this prospectus supplement, the underwriters may reduce the short position by purchasing shares in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the overallotment option described above. Purchases of the Series E Preferred Shares to stabilize their price or to reduce a short position may cause the price of the Series E Preferred Shares to be higher than it might be in the absence of such purchases.

              Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series E Preferred Shares. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

United Kingdom

              Each underwriter has represented, warranted and agreed that:

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or FSMA) received by it in connection with the issue or sale of the Series E Preferred Shares in circumstances in which Section 21(1) of the FSMA does not apply to our company; and

  •
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Series E Preferred Shares in, from or otherwise involving the United Kingdom.

              In the United Kingdom, this prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons who either (1) have professional experience in matters relating to investments and fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order, or (2) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc") of the Order (each such person being referred to as a "relevant person"). Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to relevant persons and will be engaged in only with relevant persons. This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted or relied on by persons who are not relevant persons.

European Economic Area

              In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive each, a Relevant Member State, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, it has not made and will not make an offer of any shares which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to the public in that Relevant Member State other than:

    (a)
    to any legal entity which is a qualified investor as defined in the Prospectus Directive;

    (b)
    to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters for any such offer; or

    (c)
    in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Series E Preferred Shares shall require our company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

              Each person in a Relevant Member State who initially acquires any Series E Preferred Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a "qualified investor" as defined in the Prospectus Directive, and (B) in the case of any Series E Preferred Shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (x) the Series E Preferred Shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than "qualified investors" as defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale, or (y) where Series E Preferred Shares have been acquired by it on behalf of persons in any Relevant Member State other than "qualified investors" as defined in the Prospectus Directive, the offer of those Series E Preferred Shares to it is not treated under the Prospectus Directive as having been made to such persons.

              For the purpose of the above provisions, the expression "an offer to the public" in relation to any Series E Preferred Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Series E Preferred Shares to be offered so as to enable an investor to decide to purchase any Series E Preferred Shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71 EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in each Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Conflicts of Interest

              Affiliates of some of the underwriters are lenders under our revolving credit facility and will receive a pro rata portion of our net proceeds from this offering used to reduce amounts outstanding thereunder.

Other Relationships

              Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. They have received, and may in the future receive, customary fees and commissions for these transactions. An affiliate of Wells Fargo Securities, LLC acts as transfer agent and registrar for our common shares and receives customary fees in connection therewith, and is acting as transfer agent, registrar and disbursing agent for the Series E Preferred Shares and will receive customary fees in connection therewith.

              In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

              Venable LLP, Baltimore, Maryland, our Maryland counsel, will issue an opinion about the legality of the Series E Preferred Shares. Sullivan & Worcester LLP, Boston, Massachusetts, our counsel, and Sidley Austin LLP, New York, New York, counsel to the underwriters in connection with this offering, will each also issue an opinion to the underwriters as to certain matters. Sullivan & Worcester LLP and Sidley Austin LLP will rely, as to certain matters of Maryland law, upon the opinion of Venable LLP. Sullivan & Worcester LLP and Venable LLP represent GOV and certain of its affiliates. Sullivan & Worcester LLP also represents Reit Management & Research LLC, or RMR, which is our manager, and certain of its affiliates on various matters.

EXPERTS

              Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of our internal control over financial reporting as of December 31, 2010, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

              The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we subsequently file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2010;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

  •
  The information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report from our definitive Proxy Statement for our 2011 Annual Meeting of Shareholders filed February 25, 2011; and

  •
  Our Current Reports on Form 8-K dated January 10, 2011, May 12, 2011 and May 26, 2011.

              We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus supplement but before the termination of the offering of the Series E Preferred Shares:

  •
  Reports filed under Sections 13(a) and (c) of the Exchange Act;

  •
  Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent shareholders' meeting; and

  •
  Any reports filed under Section 15(d) of the Exchange Act.

              You may request a copy of any of the filings (excluding exhibits), at no cost, by writing or telephoning us at the following address:

Investor Relations
CommonWealth REIT
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458
(617) 332-3990

WHERE YOU CAN FIND MORE INFORMATION

              You may read and copy any material that we file with the SEC at the SEC's Public Reference Room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also access our SEC filings over the Internet at the SEC's website at http://www.sec.gov.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

              THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE, CONTAIN STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. WHENEVER WE USE WORDS SUCH AS "BELIEVE", "EXPECT", "ANTICIPATE", "INTEND", "PLAN", "ESTIMATE" OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS IN THIS PROSPECTUS SUPPLEMENT RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING:

  •
  THE CREDIT QUALITY OF OUR TENANTS,

  •
  THE LIKELIHOOD THAT OUR TENANTS WILL PAY RENT, RENEW LEASES, SIGN NEW LEASES OR BE AFFECTED BY CYCLICAL ECONOMIC CONDITIONS,

  •
  OUR ACQUISITIONS AND SALES OF PROPERTIES,

  •
  OUR ABILITY TO COMPETE FOR ACQUISITIONS AND TENANCIES EFFECTIVELY,

  •
  OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT,

  •
  OUR ABILITY TO PAY DISTRIBUTIONS TO SHAREHOLDERS, AND THE AMOUNT OF SUCH DISTRIBUTIONS,

  •
  OUR POLICIES AND PLANS REGARDING INVESTMENTS AND FINANCINGS,

  •
  THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY,

  •
  OUR TAX STATUS AS A REIT,

  •
  OUR ABILITY TO RAISE EQUITY OR DEBT CAPITAL,

  •
  OUR EXPECTATION THAT WE WILL BENEFIT FINANCIALLY BY PARTICIPATING IN AFFILIATES INSURANCE COMPANY, OR AIC, WITH RMR AND COMPANIES TO WHICH RMR PROVIDES MANAGEMENT SERVICES,

  •
  OUR EXPECTED USE OF PROCEEDS OF THIS OFFERING, AND

  •
  OTHER MATTERS.

              OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO:

  •
  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR TENANTS,

  •
  COMPETITION WITHIN THE REAL ESTATE INDUSTRY OR THOSE INDUSTRIES IN WHICH OUR TENANTS OPERATE,

  •
  ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR MANAGING TRUSTEES, GOV, SENIOR HOUSING PROPERTIES TRUST, OR SNH, AND RMR AND ITS RELATED ENTITIES AND CLIENTS,

  •
  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX RATES AND SIMILAR MATTERS, AND

  •
  LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES.

              FOR EXAMPLE:

  •
  THE CURRENT HIGH UNEMPLOYMENT RATE IN THE U.S. MAY CONTINUE FOR A LONG TIME OR BECOME WORSE IN THE FUTURE. SUCH CIRCUMSTANCES MAY FURTHER REDUCE DEMAND FOR LEASING OFFICE AND INDUSTRIAL SPACE. IF THE DEMAND FOR LEASING OFFICE AND INDUSTRIAL SPACE BECOMES FURTHER DEPRESSED, OCCUPANCY AND OPERATING RESULTS OF OUR PROPERTIES MAY DECLINE,

  •
  CONTINGENCIES IN OUR ACQUISITION AND SALE AGREEMENTS MAY CAUSE THESE TRANSACTIONS NOT TO OCCUR OR TO BE DELAYED,

  •
  OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS DEPENDS UPON A NUMBER OF FACTORS, INCLUDING OUR FUTURE EARNINGS. WE MAY BE UNABLE TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS ON OUR COMMON SHARES OR PREFERRED SHARES AND FUTURE DISTRIBUTIONS MAY BE SUSPENDED OR PAID AT A LESSER RATE THAN THE DISTRIBUTIONS WE NOW PAY,

  •
  OUR ABILITY TO GROW OUR BUSINESS AND INCREASE OUR DISTRIBUTIONS DEPENDS IN LARGE PART UPON OUR ABILITY TO BUY PROPERTIES AND LEASE THEM FOR RENTS THAT EXCEED OUR CAPITAL COSTS. WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING OR LEASE TERMS FOR NEW PROPERTIES,

  •
  SOME OF OUR TENANTS MAY NOT RENEW EXPIRING LEASES, AND WE MAY BE UNABLE TO LOCATE NEW TENANTS TO MAINTAIN THE HISTORICAL OCCUPANCY RATES OF, OR RENTS FROM, OUR PROPERTIES,

  •
  IF THE AVAILABILITY OF DEBT CAPITAL BECOMES RESTRICTED, WE MAY BE UNABLE TO REFINANCE OR REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE OR ON TERMS WHICH ARE AS FAVORABLE AS WE NOW HAVE,

  •
  THE DISTRIBUTIONS WE RECEIVE FROM GOV MAY DECLINE OR WE MAY BE UNABLE TO SELL OUR GOV SHARES FOR AN AMOUNT EQUAL TO OUR CARRYING VALUE OF THOSE SHARES, AND

  •
  OUR INVESTMENT IN AIC INVOLVES POTENTIAL FINANCIAL RISKS AND REWARDS TYPICAL OF THE FINANCIAL RISKS AND REWARDS ASSOCIATED WITH INSURANCE COMPANIES. WHILE WE CURRENTLY EXPECT TO IMPROVE OUR FINANCIAL RESULTS BY OBTAINING IMPROVED INSURANCE COVERAGES AT LOWER COSTS THAN MAY BE OTHERWISE AVAILABLE TO US AND/OR BY PARTICIPATING IN THE PROFITS WHICH WE MAY REALIZE AS AN OWNER OF

    AIC, OUR EXPECTED FINANCIAL BENEFITS FROM OUR INVESTMENT IN, AND PURCHASING INSURANCE FROM, AIC MAY NOT OCCUR.

              THESE RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS NATURAL DISASTERS OR CHANGES IN OUR TENANTS' FINANCIAL CONDITIONS OR THE MARKET DEMAND FOR LEASED SPACE, OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY.

              THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN OUR FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION "RISK FACTORS" IN OUR ANNUAL REPORT, OR INCORPORATED HEREIN OR THEREIN IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE AT THE SEC WEBSITE: WWW.SEC.GOV.

              YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

              EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

STATEMENT CONCERNING LIMITED LIABILITY

              THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING COMMONWEALTH REIT, DATED JULY 1, 1994, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF COMMONWEALTH REIT SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, COMMONWEALTH REIT. ALL PERSONS DEALING WITH COMMONWEALTH REIT IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF COMMONWEALTH REIT FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

PROSPECTUS

CommonWealth REIT

Debt Securities, Common Shares of Beneficial Interest,
Preferred Shares of Beneficial Interest, Depositary Shares and Warrants

        We and our selling security holders may offer and sell, from time to time, in one or more offerings:

  •
  debt securities;

  •
  common shares;

  •
  preferred shares;

  •
  depositary shares; and

  •
  warrants.

These securities may be offered and sold separately or together in units with other securities described in this prospectus. Our debt securities may be senior or subordinated.

        The securities described in this prospectus offered by us may be issued in one or more series or issuances. We or our selling security holders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will not receive any of the proceeds from the sale of securities by our selling security holders. We will provide the specific terms of any securities actually offered, the manner in which the securities will be offered and the identity of any selling security holders in supplements to this prospectus. You should carefully read this prospectus and the supplements before you decide to invest in any of these securities.

        The applicable prospectus supplement will also contain information, where applicable, about United States federal income tax considerations and any listing on a securities exchange. Our common shares are listed on the New York Stock Exchange under the symbol "CWH."

        Investment in any securities offered by this prospectus involves risk. See "Risk Factors" on page 1 of this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 15, 2009.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we or our selling security holders may sell any combination of the securities described in this prospectus from time to time in one of more offerings.

        This prospectus provides you only with a general description of the securities we may offer. Each time we or our selling security holders sell securities, a prospectus supplement will be provided containing specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" and "Documents Incorporated By Reference."

        You should rely only on the information incorporated by reference or provided in this prospectus or any relevant prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of these securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date of the documents containing the information.

        References in this prospectus to "we," "us," "our" or "CWH" mean CommonWealth REIT and its consolidated subsidiaries unless otherwise noted. CommonWealth REIT was formerly known as HRPT Properties Trust.

(i)

 WARNING CONCERNING FORWARD LOOKING STATEMENTS

        THIS PROSPECTUS, INCLUDING THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE, CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. WHENEVER WE USE WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE" OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING:

  •
  THE CREDIT QUALITY OF OUR TENANTS,

  •
  THE LIKELIHOOD THAT OUR TENANTS WILL PAY RENT, RENEW LEASES, SIGN NEW LEASES OR BE AFFECTED BY CYCLICAL ECONOMIC CONDITIONS,

  •
  OUR ACQUISITION AND SALE OF PROPERTIES,

  •
  OUR ABILITY TO COMPETE EFFECTIVELY,

  •
  OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT,

  •
  OUR ABILITY TO PAY DISTRIBUTIONS TO SHAREHOLDERS,

  •
  OUR POLICIES AND PLANS REGARDING INVESTMENTS AND FINANCINGS,

  •
  THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY,

  •
  OUR TAX STATUS AS A REAL ESTATE INVESTMENT TRUST,

  •
  OUR ABILITY TO RAISE EQUITY OR DEBT, AND

  •
  OTHER MATTERS.

        OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS, CASH AVAILABLE FOR DISTRIBUTION, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO:

  •
  CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS,

  •
  COMPETITION WITHIN THE REAL ESTATE INDUSTRY OR THOSE INDUSTRIES IN WHICH OUR TENANTS OPERATE,

  •
  ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR MANAGING TRUSTEES AND REIT MANAGEMENT AND RESEARCH LLC, OR RMR, AND ITS RELATED ENTITIES AND CLIENTS,

  •
  CHANGES IN PERSONNEL AND LACK OF AVAILABILITY OF QUALIFIED PERSONNEL,

  •
  CHANGES IN FEDERAL, STATE AND LOCAL LEGISLATION, GOVERNMENTAL REGULATIONS, ACCOUNTING TREATMENT, TAX RATES AND SIMILAR MATTERS, AND

(ii)

  •
  LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST FOR U.S. FEDERAL INCOME TAX PURPOSES.

        FOR EXAMPLE:

  •
  IF THE AVAILABILITY OF DEBT CAPITAL REMAINS RESTRICTED OR BECOMES MORE RESTRICTED, WE MAY BE UNABLE TO REFINANCE OR REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE OR ON TERMS WHICH ARE AS FAVORABLE AS WE NOW HAVE,

  •
  THE CURRENT U.S. RECESSION MAY CONTINUE FOR LONGER OR BE WORSE THAN WE NOW ANTICIPATE. SUCH CIRCUMSTANCES MAY FURTHER REDUCE DEMAND FOR LEASING COMMERCIAL OFFICE AND INDUSTRIAL SPACE. IF THE DEMAND FOR LEASING COMMERCIAL OFFICE AND INDUSTRIAL SPACE BECOMES FURTHER DEPRESSED DURING THE CURRENT U.S. RECESSION, OCCUPANCY AND OPERATING RESULTS OF OUR PROPERTIES MAY DECLINE, THE FINANCIAL RESULTS OF OUR TENANTS MAY DECLINE, RENTS THAT WE CAN CHARGE AT OUR PROPERTIES MAY DECLINE AND OUR TENANTS MAY BE UNABLE TO PAY OUR RENTS,

  •
  CONTINGENCIES IN OUR COMMITTED ACQUISITIONS MAY CAUSE THESE TRANSACTIONS NOT TO OCCUR OR TO BE DELAYED,

  •
  WE MAY BE UNABLE TO IDENTIFY PROPERTIES WHICH WE WANT TO BUY OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, AND

  •
  OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS DEPENDS UPON OUR FUTURE EARNINGS. WE MAY BE UNABLE TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS AND FUTURE DISTRIBUTIONS MAY BE SUSPENDED OR PAID AT A LESSER RATE THAN THE DISTRIBUTIONS WE NOW PAY.

        THESE RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH, SUCH AS CHANGES IN OUR TENANTS' FINANCIAL CONDITIONS OR NEEDS FOR LEASED SPACE, OR CHANGES IN THE CAPITAL MARKETS OR THE ECONOMY GENERALLY, ARE BEYOND OUR CONTROL.

        OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OUR FORWARD LOOKING STATEMENTS ARE DESCRIBED MORE FULLY IN OUR MOST RECENTLY FILED ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q, INCLUDING THOSE DESCRIBED UNDER THE CAPTION "RISK FACTORS," AND OUR OTHER REPORTS FILED FROM TIME TO TIME WITH THE SEC AND ANY PROSPECTUS SUPPLEMENT.

        THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED HEREIN IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS.

        YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

        EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(iii)

 COMMONWEALTH REIT

        We are a real estate investment trust, or REIT, which primarily owns commercial office buildings located in major metropolitan areas throughout the United States. In addition to commercial office buildings, as of June 10, 2009, we also owned 31.2 million square feet of industrial property, including approximately 17 million square feet of leased commercial and industrial lands located in Oahu, Hawaii. As of June 10, 2009, we owned 511 properties with 64.6 million square feet of space located in 34 states and Washington, D.C., plus 9 buildings held for sale with approximately 479,000 square feet. We are organized as a Maryland real estate investment trust. Our principal place of business is 400 Centre Street, Newton, Massachusetts 02458, and our telephone number is (617) 332-3990.

RISK FACTORS

        Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities.

USE OF PROCEEDS

        Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of any securities under this prospectus for general business purposes, which may include acquiring and investing in additional properties and the repayment of borrowings under our unsecured revolving credit facility or other debt. Until the proceeds from a sale of securities by us are applied to their intended purposes, they will be invested in short-term investments, including repurchase agreements, some or all of which may not be investment grade.

        We will not receive any of the proceeds of the sale by selling security holders of the securities covered by this prospectus.

DESCRIPTION OF DEBT SECURITIES

        The following is a summary of the material terms of our debt securities. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of indentures which we have filed as exhibits to the registration statement of which this prospectus is part. We will file any final indentures and supplemental indentures if we issue debt securities. See "Where You Can Find More Information." You may also review our July 9, 1997 senior debt indenture at the corporate trust offices of U.S. Bank National Association, One Federal Street, 3rd Floor, Boston, Massachusetts 02110. This summary is also subject to and qualified by reference to the descriptions of the particular terms of your securities described in the applicable prospectus supplement.

        The debt securities sold under this prospectus will be our direct obligations, which may be secured or unsecured, and which may be senior or subordinated indebtedness. Our senior unsecured debt securities will be issued under the Indenture, dated as of July 9, 1997, between us and U.S. Bank National Association (as successor trustee to State Street Bank and Trust Company), as it may be amended, supplemented, or otherwise modified from time to time, or under one or more other indentures between us and that bank or another trustee. Our other debt securities will be issued under one or more indentures between us and a trustee. Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indentures are summaries of certain anticipated provisions of the indentures and are not complete.

General

        We may issue debt securities that rank "senior," "senior subordinated" or "junior subordinated." The debt securities that we refer to as "senior" will be our direct obligations and will rank equally and ratably in right of payment with our other indebtedness not subordinated. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior debt, as defined in the applicable prospectus supplement, and may rank equally and ratably with the other senior subordinated indebtedness. We refer to these as "senior subordinated" securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be "junior subordinated" securities. We have filed with the registration statement of which this prospectus is a part, three separate forms of indenture, one for the senior securities, one for the senior subordinated securities and one for the junior subordinated securities. We refer to senior subordinated and junior subordinated securities as "subordinated."

        We may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

        We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series.

        The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

  •
  the title and series designation and whether they are senior subordinated securities or junior subordinated securities;

  •
  the aggregate principal amount of the securities;

  •
  the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

  •
  if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

  •
  the stated maturity date;

  •
  any fixed or variable interest rate or rates per annum;

  •
  the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

  •
  the date from which interest may accrue and any interest payment dates;

  •
  any sinking fund requirements;

  •
  any provisions for redemption, including the redemption price and any remarketing arrangements;

  •
  whether the securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

  •
  whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

  •
  the events of default and covenants of such securities, to the extent different from or in addition to those described in this prospectus;

  •
  whether we will issue the debt securities in certificated or book-entry form;

  •
  whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

  •
  whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

  •
  the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

  •
  whether we will pay additional amounts on the securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

  •
  the subordination provisions, if any, relating to the debt securities; and

  •
  if the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for them to be authenticated and delivered.

        We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as "original issue discount" securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

        Except as may be described in any prospectus supplement, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the securities being offered.

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

        Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

        If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:

  •
  to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

  •
  in any other lawful manner, all as the applicable indenture describes.

        You may have your debt securities divided into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. We call this an "exchange."

        You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the "registrar." It will also perform transfers.

        You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

        Under any indenture, we are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company, or to buy substantially all of the assets of another company. However, we may not take any of these actions unless the following conditions are met:

  •
  If we merge out of existence or sell all our assets, the other company must be an entity organized under the laws of a state or the District of Columbia or under federal law and must agree to be legally responsible for our debt securities; and

  •
  Immediately after the merger, sale of assets or other transaction, we may not be in default on our debt securities. A default for this purpose would include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

Certain Covenants

        Existence.    Except as permitted as described above under "—Merger, Consolidation or Sale of Assets," we will agree to do all things necessary to preserve and keep our trust existence, rights and franchises provided that it is in our best interests for the conduct of business.

        Provisions of Financial Information.    Whether or not we remain required to do so under the Exchange Act, to the extent permitted by law, we will agree to file all annual, quarterly and other reports and financial statements with the SEC and an indenture trustee on or before the applicable SEC filing dates as if we were required to do so.

        Additional Covenants.    Any additional or different covenants or modifications to the foregoing covenants with respect to any series of debt securities, will be described in the applicable prospectus supplement.

Events of Default and Related Matters

        Events of Default.    The term "event of default" for any series of debt securities means any of the following:

  •
  We do not pay the principal or any premium on a debt security of that series when it becomes due upon its maturity date;

  •
  We do not pay interest on a debt security of that series within 30 days after its due date;

  •
  We do not deposit any sinking fund payment for that series when due;

  •
  We remain in breach of any other term of the applicable indenture (other than a term added to the indenture solely for the benefit of other series) for 60 days after we receive a notice of default stating we are in breach. Either the trustee or holders of more than 50% in principal amount of debt securities of the affected series may send the notice;

  •
  We default under any of our other indebtedness in an aggregate principal amount exceeding a specified dollar amount after the expiration of any applicable grace period, which default results in the acceleration of the maturity of such indebtedness. Such default is not an event of default if the other indebtedness is discharged, or the acceleration is rescinded or annulled, within a period of 10 days after we receive notice specifying the default and requiring that we discharge the other indebtedness or cause the acceleration to be rescinded or annulled. Either the trustee or the holders of more than 50% in principal amount of debt securities of the affected series may send the notice;

  •
  We or one of our "significant subsidiaries," if any, files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur; or

  •
  Any other event of default described in the applicable prospectus supplement occurs.

        The term "significant subsidiary" means each of our significant subsidiaries, if any, as defined in Regulation S-X under the Securities Act of 1933, as amended, or the Securities Act.

        Remedies if an Event of Default Occurs.    If an event of default has occurred and has not been cured, the trustee or the holders of at least a majority in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

        The trustee will be required to give notice to the holders of debt securities within 90 days after a default under the applicable indenture unless the default has been cured or waived. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal of or interest on any debt security of that series, if specified responsible officers of the trustee in good faith determine that withholding the notice is in the interest of the holders.

        Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an "indemnity." If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

  •
  You must give the trustee written notice that an event of default has occurred and remains uncured;

  •
  The holders of at least a majority in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

  •
  The trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.

        Every year we will furnish to the trustee a written statement by certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture

        There are three types of changes we can make to the indentures and the debt securities:

        Changes Requiring Your Approval.    First, there are changes we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

  •
  change the stated maturity of the principal or interest on a debt security;

  •
  reduce any amounts due on a debt security or the rate of interest;

  •
  reduce the amount of any premium due upon redemption;

  •
  reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity, or adversely affect any right of repayment at the option of the holder of such securities;

  •
  change the payment or currency of payment on a debt security;

  •
  change the place of payment;

  •
  impair your right to sue for payment;

  •
  reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture;

  •
  reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of an indenture or certain defaults and their consequences;

  •
  reduce the voting or quorum requirements;

  •
  modify or waive any provisions relating to default or event of default in the payment of principal of or premium, if any, or interest on the debt securities; or

  •
  modify any of the foregoing provisions.

        Changes Requiring a Majority Vote.    The second type of change to an indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not materially adversely affect holders of the debt securities. We require the same vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under "—Changes Requiring Your Approval" unless we obtain your individual consent to the waiver.

        Changes Not Requiring Approval.    The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not materially adversely affect holders of the debt securities.

        Further Details Concerning Voting.    Debt securities are not considered outstanding, and therefore the holders thereof are not eligible to vote if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. The holders of debt securities are also not eligible to vote if they have been fully defeased as described immediately below under "—Discharge, Defeasance and Covenant Defeasance—Full Defeasance." For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

Discharge, Defeasance and Covenant Defeasance

        Discharge.    We may discharge some obligations to holders of any series of debt securities that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities, including any premium and interest.

        Full Defeasance.    We can, under particular circumstances, effect a full defeasance of your series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if, among other things, we put in place the arrangements described below to repay you and deliver certain certificates and opinions to the trustee:

  •
  We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money or U.S. government agency notes or bonds (or, in some circumstances, depositary receipts representing these notes or bonds) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

  •
  The current federal tax law must be changed or an IRS ruling must be issued permitting the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us; and

  •
  We must deliver to the trustee a legal opinion confirming the tax law change or IRS ruling described above.

        If we did accomplish full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. You would also be released from any subordination provisions.

        Notwithstanding the foregoing, the following rights and obligations will survive full defeasance:

  •
  your rights to receive payments from the trust when payments are due;

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  our obligations relating to registration and transfer of securities and lost or mutilated certificates; and

  •
  our obligations to maintain a payment office and to hold moneys for payment in trust.

        Covenant Defeasance.    Under current federal income tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called "covenant defeasance." In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities and you would be released from any subordination provisions.

        If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities would no longer apply:

  •
  any covenants applicable to the series of debt securities and described in the applicable prospectus supplement;

  •
  any subordination provisions; and

  •
  certain events of default relating to breach of covenants and acceleration of the maturity of other debt set forth in any prospectus supplement.

        If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if a shortfall in the trust deposit occurred. If one of the remaining events of default occurs, for example, our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

        Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance (1) a holder elects to receive payment in a currency other than that in which the deposit has been made, or (2) a "Conversion Event" occurs in respect of the currency in which the deposit has been made, the indebtedness represented by that debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on the debt security as they become due out of the proceeds yielded by converting the amount deposited in trust into the currency, currency unit or composite currency in which that debt security becomes payable as a result of the holder's election or the "Conversion Event" based on the applicable market exchange rate.

        A "Conversion Event" means the cessation of use of:

  •
  a currency, currency unit or composite currency both by the government of the country that issued the currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

  •
  any currency unit or composite currency for the purposes for which it was established.

        Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance will be made in U.S. dollars.

Meetings of Holders

        A meeting of the holders of debt securities may be called at any time by the trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities, upon notice given as provided in the indenture. Except for any consent or other action that must be specifically given by the holder of each debt security any resolution presented at a meeting at which a quorum is present may be adopted by a majority vote of the outstanding debt securities. Any resolution that may be made by the holders of less than a majority of the outstanding debt securities may be adopted at a meeting at which a quorum is present by the affirmative vote of the holders of such specified percentage. Any resolution passed or decision taken at any meeting of holders of debt securities duly held in accordance with the applicable indenture will be binding on all holders of the debt securities of that series. The quorum at any meeting called to adopt a resolution will be persons representing a majority in principal amount of the outstanding debt securities. However, if any action is to be taken at a meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities will constitute a quorum.

        If any action is to be taken at a meeting of holders of debt securities of any series with respect to any consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of such series and one or more additional series: (1) there will be no minimum quorum requirement for such meeting and (2) the principal amount of the outstanding debt securities of that series that vote in favor of such consent, waiver or other action will be taken into account in determining whether such consent, waiver or other action has been made, given or taken under the indenture.

Conversion Rights

        The terms and conditions, if any, upon which the debt securities are convertible into common or preferred shares will be set forth in the applicable prospectus supplement. Such terms will include whether the debt securities are convertible into common or preferred shares, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities and any restrictions on conversion, including restrictions directed at maintaining our REIT status under the Internal Revenue Code of 1986, as amended.

Subordination

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or junior subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

  •
  the indebtedness ranking senior to the debt securities being offered;

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  the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

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  the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

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  provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Global Securities

        If so set forth in the applicable prospectus supplement, we may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depositary identified in the prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement.

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with the depositary identified in the applicable prospectus supplement. Unless it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred. However, transfers of the whole security between the depositary for that global security and its nominees or their respective successors are permitted.

        Unless otherwise provided in the applicable prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will act as depositary for each series of global securities. Beneficial interests in global securities will be shown on, and transfers of global securities will be effected only through, records maintained by DTC and its participants.

        DTC has provided the following information to us. DTC is a:

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  limited-purpose trust company organized under the New York Banking Law;

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  banking organization within the meaning of the New York Banking Law;

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  member of the U.S. Federal Reserve System;

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  clearing corporation within the meaning of the New York Uniform Commercial Code; and

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  clearing agency registered under the provisions of Section 17A of the Securities Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, in deposited securities through electronic computerized book-entry changes in the direct participant's accounts. This eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        We expect that, pursuant to procedures established by DTC, direct participants will receive credit for the debt securities on DTC's records and the ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or any of its direct participants or for maintaining, supervising or reviewing any records of DTC or any of its direct participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair your ability to own, pledge or transfer beneficial interests in any global note.

        So long as DTC or its nominee is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities evidenced by a global note for all purposes under the indentures. Except as described below, as an owner of a beneficial interest in debt securities evidenced by a global note you will not be entitled to have any of the debt securities evidenced by such global note registered in your name, you will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and you will not be considered the owner or holder thereof under the indentures for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, you must rely on the procedures of DTC and, if you are not a direct participant, on the procedures of the direct participant through which you own your interest, to exercise any rights of a "holder" under the indentures. We understand that, under existing industry practice, if we request any action of holders or if an owner of a beneficial interest in a global note desires to give or take any action which a holder is entitled to give or take under the indentures, DTC would authorize the direct participants holding the relevant beneficial interest to give or take such action, and such direct participants would authorize beneficial owners through such direct participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

        Payments of principal and interest or additional amounts, if any, on the debt securities evidenced by a global note registered in the name of the holder of a global note or its nominee will be made by the trustee to or at the direction of the holder of a global note or its nominee, as the case may be, as the registered owner of a global note under the indentures. Under the terms of the indentures, we and the trustee may treat the person in whose name debt securities, including a global note, are registered as the owners thereof for the purposes of receiving such payments. Consequently, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities (including principal and interest or additional amounts, if any).

        DTC's practice is to credit the accounts of relevant direct participants on the applicable payment date in accordance with their respective holdings of beneficial interests in the relevant security as shown on the records of DTC. Payments by direct participants to the beneficial owners of debt securities will be governed by standing instructions and customary practice and will be the responsibility of DTC's direct participants. Redemption notices with respect to any debt securities will be sent to the holder of any global note (i.e., DTC, its nominee or any subsequent holder). If less than all of the debt securities are to be redeemed, we expect the holder of a global note to determine the amount of interest of each direct participant in the notes to be redeemed by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global note for such debt securities.

        Debt securities which are evidenced by a global note will be exchangeable for certified debt security with the same terms in authorized denominations only if:

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  DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed within 90 days; or

  •
  we determine not to require all of the debt securities to be evidenced by a global note and notify the trustee of our decision, in which case we will issue individual debt securities in denominations of $1,000 and integral multiples thereof.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

        Our declaration of trust authorizes us to issue up to an aggregate of 400,000,000 shares of beneficial interest, including 350,000,000 common shares of beneficial interest, par value $.01 per share, and 50,000,000 preferred shares of beneficial interest, par value $.01 per share, 12,650,000 of which are designated as Series B Cumulative Redeemable Preferred Shares, 6,000,000 of which are designated as Series C Cumulative Redeemable Preferred Shares and 15,180,000 of which are designated as Series D Cumulative Convertible Preferred Shares, and authorizes our board of trustees to determine, at any time and from time to time the number of authorized shares of beneficial interest, as described below. As of June 10, 2009, we had 223,708,241 common shares issued and outstanding, 7,000,000 Series B Cumulative Redeemable Preferred Shares issued and outstanding as described below under "Series B Cumulative Redeemable Preferred Shares", 6,000,000 Series C Cumulative Redeemable Preferred Shares issued and outstanding as described below under "Series C Cumulative Redeemable Preferred Shares" and 15,180,000 Series D Cumulative Convertible Preferred Shares issued and outstanding as described below under "Series D Cumulative Convertible Preferred Shares." In connection with the adoption of our shareholders' rights plan, our board has designated 3,500,000 junior participating preferred shares, par value $.01 per share, which are described more fully below under "Junior Participating Preferred Shares." We have also designated 9,200,000 of our preferred shares as Series A Cumulative Redeemable Preferred Shares, all of which we redeemed in March 2006. As of the date of this prospectus, no other class or series of preferred shares has been established.

        Our declaration of trust contains a provision permitting our board, without any action by our shareholders, to amend the declaration of trust to increase or decrease the total number of shares of beneficial interest or the number of shares of any class that we have authority to issue. Our declaration of trust further authorizes our board to cause us to issue our authorized shares and to reclassify any unissued shares into other classes or series of classes that we choose. We believe that giving these powers to our board will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. Although our board has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of the class or series, delay or prevent a change in control.

Common Shares

        The following is a summary description of the material terms of our common shares of beneficial interest. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the description of the particular terms of your securities described in the applicable prospectus supplement.

        Except as otherwise described in any applicable prospectus supplement, all of our common shares are entitled to the following, subject to the preferential rights of any other class or series of shares which may be issued and to the provisions of our declaration of trust regarding the restriction of the ownership of shares of beneficial interest:

  •
  to receive distributions on our shares if, as and when authorized by our board and declared by us out of assets legally available for distribution; and

  •
  to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

        Subject to the provisions of our declaration of trust regarding the restriction on the transfer of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. Holders of our common shares do not have cumulative voting rights in the election of trustees.

        Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights. Shareholders have no preemptive rights to subscribe for any of our securities.

        For other information with respect to our common shares, including effects that provisions in our declaration of trust and bylaws may have in delaying, deferring or preventing a change in our control, see "Description of Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws" below.

Preferred Shares

        The following is a summary of the material terms of our currently authorized, but unissued preferred shares of beneficial interest. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust, including the applicable articles supplementary, and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the description of the particular terms of our securities described in the applicable prospectus supplement.

        General.    Our declaration of trust authorizes our board to determine the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of our authorized and unissued preferred shares. These may include:

  •
  the distinctive designation of each series and the number of shares that will constitute the series;

  •
  the voting rights, if any, of shares of the series;

  •
  the distribution rate on the shares of the series, any restriction, limitation or condition upon the payment of the distribution, whether distributions will be cumulative, and the dates on which distributions accumulate and are payable;

  •
  the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

  •
  the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

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  any preferential amount payable upon shares of the series upon our liquidation or the distribution of our assets;

  •
  if the shares are convertible, the price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted into other securities; and

  •
  whether the series can be exchanged, at our option, into debt securities, and the terms and conditions of any permitted exchange.

        The issuance of preferred shares, or the issuance of rights to purchase preferred shares, could discourage an unsolicited acquisition proposal. In addition, the rights of holders of common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that we may issue in the future.

        The following describes some general terms and provisions of the preferred shares to which a prospectus supplement may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our declaration of trust, including any applicable articles supplementary, and our bylaws.

        The prospectus supplement will describe the specific terms as to each issuance of preferred shares, including:

  •
  the description of the preferred shares;

  •
  the number of the preferred shares offered;

  •
  the voting rights, if any, of the holders of the preferred shares;

  •
  the offering price of the preferred shares;

  •
  the distribution rate, when distributions will be paid, or the method of determining the distribution rate if it is based on a formula or not otherwise fixed;

  •
  the date from which distributions on the preferred shares shall accumulate;

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  the provisions for any auctioning or remarketing, if any, of the preferred shares;

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  the provision, if any, for redemption or a sinking fund;

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  the liquidation preference per share;

  •
  any listing of the preferred shares on a securities exchange;

  •
  whether the preferred shares will be convertible and, if so, the security into which they are convertible and the terms and conditions of conversion, including the conversion price or the manner of determining it;

  •
  whether interests in the preferred shares will be represented by depositary shares as more fully described below under "Description of Depositary Shares";

  •
  a discussion of federal income tax considerations;

  •
  the relative ranking and preferences of the preferred shares as to distribution and liquidation rights;

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  any limitations on issuance of any preferred shares ranking senior to or on a parity with the series of preferred shares being offered as to distribution and liquidation rights;

  •
  any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a real estate investment trust; and

  •
  any other specific preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the preferred shares.

        As described under "Description of Depositary Shares," we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular series of the preferred shares issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

Rank

        Unless our board of trustees otherwise determines and we so specify in the applicable prospectus supplement, we expect that the preferred shares will, with respect to distribution rights and rights upon liquidation or dissolution, rank senior to all our common shares.

Distributions

        Holders of preferred shares of each series will be entitled to receive cash and/or share distributions at the rates and on the dates shown in the applicable prospectus supplement. Even though the preferred shares may specify a fixed rate of distribution, our board of trustees must authorize and we must declare those distributions and they may be paid only out of assets legally available for payment. We will pay each distribution to holders of record as they appear on our share transfer books on the record dates fixed by our board of trustees. In the case of preferred shares represented by depositary receipts, the records of the depositary referred to under "Description of Depositary Shares" will determine the persons to whom distributions are payable.

        Distributions on any series of preferred shares may be cumulative or noncumulative, as provided in the applicable prospectus supplement. We refer to each particular series, for ease of reference, as the applicable series. Cumulative distributions will be cumulative from and after the date shown in the applicable prospectus supplement. If our board of trustees fails to authorize a distribution on any applicable series that is noncumulative, the holders will have no right to receive, and we will have no obligation to pay, a distribution in respect of the applicable distribution period, whether or not distributions on that series are declared payable in the future.

        If the applicable series is entitled to a cumulative distribution, we may not declare, or pay or set aside for payment, any full distributions on any other series of preferred shares ranking, as to distributions, on a parity with or junior to the applicable series, unless we declare, and either pay or set aside for payment, full cumulative distributions on the applicable series for all past distribution periods and the then current distribution period. If the applicable series does not have a cumulative distribution, we must declare, and pay or set aside for payment, full distributions for the then current distribution period only. When distributions are not paid, or set aside for payment, in full upon any applicable series and the shares of any other series ranking on a parity as to distributions with the applicable series, we must declare, and pay or set aside for payment, all distributions upon the applicable series and any other parity series proportionately, in accordance with accrued and unpaid distributions of the several series. For these purposes, accrued and unpaid distributions do not include unpaid distribution periods on noncumulative preferred shares. No interest will be payable in respect of any distribution payment that may be in arrears.

        Except as provided in the immediately preceding paragraph, unless we declare, and pay or set aside for payment, full cumulative distributions, including for the then current period, on any cumulative applicable series, we may not declare, or pay or set aside for payment, any distributions upon common shares or any other equity securities ranking junior to or on a parity with the applicable series as to distributions or upon liquidation. The foregoing restriction does not apply to distributions paid in common shares or other equity securities ranking junior to the applicable series as to distributions and upon liquidation. If the applicable series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current period, before declaring distributions on common shares or junior or parity securities. In addition, under the circumstances that we could not declare a distribution, we may not redeem, purchase or otherwise acquire for any consideration any common shares or other parity or junior equity securities, except upon conversion into or exchange for common shares or other junior equity securities. We may, however, make purchases and redemptions otherwise prohibited pursuant to certain redemptions or pro rata offers to purchase the outstanding shares of the applicable series and any other parity series of preferred shares.

        We will credit any distribution payment made on an applicable series first against the earliest accrued but unpaid distribution due with respect to the series.

Redemption

        We may have the right or may be required to redeem one or more series of preferred shares, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.

        If a series of preferred shares is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid distributions, except in the case of noncumulative preferred shares. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any series is payable only from the net proceeds of our issuance of shares of beneficial interest, the terms of the preferred shares may provide that, if no shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred shares will automatically and mandatorily be converted into shares of beneficial interest pursuant to conversion provisions specified in the applicable prospectus supplement.

Liquidation Preference

        The applicable prospectus supplement will show the liquidation preference of the applicable series. Upon our voluntary or involuntary liquidation, before any distribution may be made to the holders of our common shares or any other shares of beneficial interest ranking junior in the distribution of assets upon any liquidation to the applicable series, the holders of that series will be entitled to receive, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid. In the case of a noncumulative applicable series, accrued and unpaid distributions include only the then current distribution period. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. If liquidating distributions shall have been made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other shares of beneficial interest ranking junior to the preferred shares upon liquidation, according to their rights and preferences and in each case according to their number of shares.

        If, upon any voluntary or involuntary liquidation, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that series and the corresponding amounts payable on all shares of beneficial interest ranking on a parity in the distribution of assets with that series, then the holders of that series and all other equally ranking shares of beneficial interest shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.

        For these purposes, our consolidation or merger with or into any other trust or corporation or other entity, or the sale, lease or conveyance of all or substantially all of our property or business, will not be a liquidation.

Voting Rights

        Holders of our preferred shares will not have any voting rights, except as shown below or as otherwise from time to time specified in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, holders of our preferred shares (voting separately as a class with all other series of preferred shares with similar voting rights) will be entitled to elect two additional trustees to our board of trustees at our next annual meeting of shareholders and at each subsequent annual meeting if at any time distributions on the applicable series are in arrears for six consecutive quarterly periods. If the applicable series has a cumulative distribution, the right to elect additional trustees described in the preceding sentence shall remain in effect until we declare or pay and set aside for payment all distributions accrued and unpaid on the applicable series. If the applicable series does not have a cumulative distribution, the right to elect additional trustees described above shall remain in effect until we declare or pay and set aside for payment distributions accrued and unpaid on four consecutive quarterly periods on the applicable series. In the event the preferred shareholders are so entitled to elect trustees, the entire board of trustees will be increased by two trustees.

        Unless otherwise provided for in an applicable series, so long as any preferred shares are outstanding, we may not, without the affirmative vote or consent of a majority of the shares of each series of preferred shares outstanding at that time:

  •
  authorize, create or increase the authorized or issued amount of any class or series of shares of beneficial interest ranking senior to that series of preferred shares with respect to distribution and liquidation rights;

  •
  reclassify any authorized shares of beneficial interest into a series of shares of beneficial interest ranking senior to that series of preferred shares with respect to distribution and liquidation rights;

  •
  create, authorize or issue any security or obligation convertible into or evidencing the right to purchase any shares of beneficial interest ranking senior to that series of preferred shares with respect to distribution and liquidation rights; and

  •
  amend, alter or repeal the provisions of our declaration of trust or any articles supplementary relating to that series of preferred shares, whether by merger, consolidation or otherwise, that materially and adversely affects the series of preferred shares.

        The authorization, creation or increase of the authorized or issued amount of any class or series of shares of beneficial interest ranking on parity or junior to a series of preferred shares with respect to distribution and liquidation rights will not be deemed to materially and adversely affect that series.

        The foregoing voting provisions will not apply if all of the outstanding shares of the series of preferred shares with the right to vote have been redeemed or called for redemption and sufficient funds have been deposited in trust for the redemption either at or prior to the act triggering these voting rights.

        As more fully described under "Description of Depositary Shares" below, if we elect to issue depositary shares, each representing a fraction of a share of a series, each depositary will in effect be entitled to a fraction of a vote per depositary share.

Conversion Rights

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert shares of any series of preferred shares into common shares or any other class or series of shares of beneficial interest. The terms will include the number of common shares or other securities into which the preferred shares are convertible, the conversion price (or the manner of determining it), the conversion period, provisions as to whether conversion will be at the option of the holders of the series or at our option, the events requiring an adjustment of the conversion price, and provisions affecting conversion upon the redemption of shares of the series.

Our Exchange Rights

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which we can require you to exchange shares of any series of preferred shares for debt securities. If an exchange is required, you will receive debt securities with a principal amount equal to the liquidation preference of the applicable series of preferred shares. The other terms and provisions of the debt securities will not be materially less favorable to you than those of the series of preferred shares being exchanged.

Series B Cumulative Redeemable Preferred Shares

        The following is a summary of the material terms of our 8 3/4% Series B Cumulative Redeemable Preferred Shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information."

        On September 6, 2002, we issued and sold 12,000,000 shares of our Series B preferred shares in a public offering. The price to the public was $25 per share. In November 2007, we redeemed 5,000,000

Series B preferred shares, leaving 7,000,000 shares remaining outstanding as of the date of this prospectus.

        Holders of Series B preferred shares are entitled to receive cumulative cash distributions at a rate of 8 3/4% per year of the $25 per share liquidation preference (equivalent to $2.1875 per year per share). Distributions on the Series B preferred shares are payable quarterly in arrears on the 15th day of each February, May, August and November or, if not a business day, the next business day. Distributions on the Series B preferred shares are cumulative. The Series B preferred shares rank senior to our common shares and our junior participating preferred shares with respect to the payment of dividends and on a parity with each of our other series or classes of preferred shares, including our Series C and Series D preferred shares. The Series B preferred shares do not have any maturity date, and we are not required to redeem the Series B preferred shares. We may, at our option, redeem the Series B preferred shares, in whole or from time to time in part, by payment of $25 per share, plus accrued and unpaid distributions through and including the date of redemption.

        If we liquidate, dissolve or wind up, holders of the Series B preferred shares will have the right to receive $25 per share, plus accrued and unpaid distributions through the date of payment, before any payments are made to the holders of our common shares and any other shares of beneficial interest ranking junior to the Series B preferred shares as to liquidation rights. The rights of the holders of the Series B preferred shares to receive their liquidation preference will be subject to the proportionate rights of each other series or class of shares ranking on a parity with the Series B preferred shares, including our Series C and Series D preferred shares. See "—Series C Cumulative Redeemable Preferred Shares" and "—Series D Cumulative Convertible Preferred Shares." Holders of any series of our preferred shares, including the Series B preferred shares, generally have no voting rights. However, if we do not pay distributions on the Series B preferred shares for six or more quarterly periods (whether or not consecutive), the holders of the Series B preferred shares, voting together with the holders of any other class or series of our preferred shares which has similar voting rights, including our Series C and Series D preferred shares, will be entitled to vote for the election of two additional trustees to serve on our board until we pay all distributions which we owe on our preferred shares. In addition, the affirmative vote of the holders of at least two-thirds of the Series B preferred shares is required for us to authorize, create or increase the shares of beneficial interest ranking senior to the Series B preferred shares or to amend our declaration of trust in a manner that materially and adversely affects the rights, preferences, privileges or voting powers of the Series B preferred shares. The Series B preferred shares are not convertible into or exchangeable for any other securities or property.

Series C Cumulative Redeemable Preferred Shares

        The following is a summary of the material terms of our 7 1/8% Series C Cumulative Redeemable Preferred Shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information."

        On February 9, 2006, we issued and sold 6,000,000 shares of our Series C preferred shares in a public offering. The price to the public was $25 per share.

        Holders of Series C preferred shares are entitled to receive cumulative cash distributions at a rate of 7 1/8% per year of the $25 per share liquidation preference (equivalent to $1.78125 per year per share). Distributions on the Series C preferred shares are payable quarterly in arrears on the 15th day of each May, August, November and February or, if not a business day, the next business day. Distributions on the Series C preferred shares are cumulative. The Series C preferred shares rank senior to our common shares and our junior participating preferred shares with respect to the payment of dividends and on a parity with each of our other series or classes of preferred shares, including our

Series B and Series D preferred shares. The Series C preferred shares do not have any maturity date, and we are not required to redeem the Series C preferred shares. We may not redeem the Series C preferred shares prior to February 15, 2011, except in limited circumstances relating to our continuing qualification as a Maryland real estate investment trust. On and after February 15, 2011, we may, at our option, redeem the Series C preferred shares, in whole or from time to time in part, by payment of $25 per share, plus accrued and unpaid distributions through and including the date of redemption.

        If we liquidate, dissolve or wind up, holders of the Series C preferred shares will have the right to receive $25 per share, plus accrued and unpaid distributions through the date of payment, before any payments are made to the holders of our common shares and any other shares of beneficial interest ranking junior to the Series C preferred shares as to liquidation rights. The rights of the holders of the Series C preferred shares to receive their liquidation preference will be subject to the proportionate rights of each other series or class of shares ranking on a parity with the Series C preferred shares, including our Series B and Series D preferred shares. See "—Series B Cumulative Redeemable Preferred Shares" and "—Series D Cumulative Convertible Preferred Shares." Holders of any series of our preferred shares, including the Series C preferred shares, generally have no voting rights. However, if we do not pay distributions on the Series C preferred shares for six or more quarterly periods (whether or not consecutive), the holders of the Series C preferred shares, voting together with the holders of any other class or series of our preferred shares which has similar voting rights, including our Series B and Series D preferred shares, will be entitled to vote for the election of two additional trustees to serve on our board until we pay all distributions which we owe on our preferred shares. In addition, the affirmative vote of the holders of at least two-thirds of the Series C preferred shares is required for us to authorize, create or increase the shares of beneficial interest ranking senior to the Series C preferred shares or to amend our declaration of trust in a manner that materially and adversely affects the rights, preferences, privileges or voting powers of the Series C preferred shares. The Series C preferred shares are not convertible into or exchangeable for any other securities or property.

Series D Cumulative Convertible Preferred Shares

        The following is a summary of material terms of our 6 1/2% Series D Cumulative Convertible Preferred Shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information."

        On October 11, 2006, we issued and sold 15,180,000 shares of our Series D preferred shares in a public offering. The price to the public was $25 per share.

        Holders of Series D preferred shares are entitled to receive cumulative cash distributions at a rate of 6 1/2% per year of the $25 per share liquidation preference (equivalent to $1.625 per year per share). Distributions on the Series D preferred shares are payable quarterly in arrears on the 15th day of each February, May, August and November or, if not a business day, the next business day. Distributions on the Series D preferred shares are cumulative. The Series D preferred shares rank senior to our common shares and our junior participating preferred shares with respect to the payment of dividends and on a parity with each of our other series or classes of preferred shares, including our Series B and Series C preferred shares. The Series D preferred shares do not have any maturity date, and we are not required to redeem or repurchase the Series D preferred shares, and, except in certain circumstances, we may not elect to repurchase, the Series D preferred shares. Accordingly, the Series D preferred shares will remain outstanding indefinitely unless the holders of Series D preferred shares or we decide to convert them.

        Holders of Series D preferred shares have the right, at their options, to convert some or all of their Series D preferred shares at a conversion rate of 1.9231 common shares per $25 liquidation preference, or the Conversion Rate, which is equivalent to an initial conversion price of approximately $13.00 per common share (subject to adjustment in certain events). On or after November 20, 2011, we have the right, at our option, in certain circumstances based on the trading prices of our common shares, to require holders to convert some or all of their Series D preferred shares into that number of common shares that are issuable at the then applicable Conversion Rate.

        In the event of certain fundamental changes, holders of Series D preferred shares will have a special right to convert some or all of their Series D preferred shares into a number of our common shares per $25.00 liquidation preference equal to such liquidation preference plus accrued and unpaid distributions to but not including the conversion date divided by 98% of the market price of the common shares. In the event that a holder exercises that special conversion right, we will have the right to repurchase for cash all or any part of the Series D preferred shares as to which the special conversion right was exercised at a repurchase price equal to 100% of the liquidation preference of the Series D preferred shares to be repurchased plus accrued and unpaid distributions to, but not including, the repurchase date and, if the repurchase right is exercised, the holder will not have the special conversion right described in this paragraph.

        If we liquidate, dissolve or wind up, holders of the Series D preferred shares will have the right to receive $25 per share, plus accrued and unpaid distributions through the date of payment, before any payments are made to the holders of our common shares and any other shares of beneficial interest ranking junior to the Series D preferred shares as to liquidation rights. The rights of the holders of the Series D preferred shares to receive their liquidation preference will be subject to the proportionate rights of each other series or class of shares ranking on a parity with the Series D preferred shares, including our Series B and Series C preferred shares. See "—Series B Cumulative Redeemable Preferred Shares" and "Series C Cumulative Redeemable Preferred Shares." Holders of any series of our preferred shares, including the Series D preferred shares, generally have no voting rights. However, if we do not pay distributions on the Series D preferred shares for six or more quarterly periods (whether or not consecutive), the holders of the Series D preferred shares, voting together with the holders of any other class or series of our preferred shares which has similar voting rights, including our Series B and Series C preferred shares, will be entitled to vote for the election of two additional trustees to serve on our board until we pay all distributions which we owe on our preferred shares. In addition, the affirmative vote of the holders of at least two-thirds of the Series D preferred shares is required for us to authorize, create or increase the shares of beneficial interest ranking senior to the Series D preferred shares or to amend our declaration of trust in a manner that materially and adversely affects the rights, preferences, privileges or voting powers of the Series D preferred shares.

Junior Participating Preferred Shares

        The following is a summary of the material terms of our junior participating preferred shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information."

        In connection with the adoption of our shareholders rights plan described below, our board has established an authorized but unissued class of 3,500,000 junior participating preferred shares, par value $.01 per share. See "Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Rights Plan," for a summary of our shareholders' rights plan. Certain preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of our junior participating preferred shares, when and if issued, are described below.

        If issued, the holder of each junior participating preferred share is entitled to quarterly dividends in the greater amount of $5.00 or 100 times the quarterly per share dividend, whether cash or otherwise, declared upon our common shares. Dividends on the junior participating preferred shares are cumulative. Whenever dividends on the junior participating preferred shares are in arrears, we may not declare or pay dividends, make other distributions on, or redeem or repurchase our common shares or other shares ranking junior to the junior participating preferred shares. If we fail to pay such dividends for six quarters, the holders of the junior participating preferred shares will be entitled to elect two trustees.

        If issued, the holder of each junior participating preferred share is entitled to 100 votes on all matters submitted to a vote of the shareholders, voting (unless otherwise provided in our declaration of trust or bylaws) together with holders of our common shares as one class. The junior participating preferred shares are not redeemable. Upon our liquidation, dissolution or winding up, the holders of our junior participating preferred shares are entitled to a liquidation preference of $100 per share plus the amount of any accrued and unpaid dividends, prior to payment of any distribution in respect of our common shares or any other shares ranking junior to the junior participating preferred shares. Following payment of this liquidation preference, the holders of junior participating preferred shares are not entitled to further distributions until the holders of our common shares have received an amount per common share equal to the liquidation preference paid on the junior participating preferred shares divided by 100, adjusted to reflect events such as share splits, share dividends and recapitalizations affecting our common shares. Following the full payment of this amount to the common shareholders, holders of junior participating preferred shares are entitled to participate proportionately on a per share basis with holders of our common shares in the distribution of the remaining assets to be distributed in respect of shares in the ratio of one one hundredth of the liquidation preference to one, respectively. The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the junior participating preferred shares are subject to the superior preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of our Series B preferred shares, our Series C preferred shares and our Series D preferred shares and any other senior series or class of our preferred shares which our board shall, from time to time, authorize and issue.

DESCRIPTION OF DEPOSITARY SHARES

General

        The following is a summary of the material provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of deposit agreement and depositary receipts which will be filed as exhibits to the registration statement of which this prospectus is part prior to an offering of depositary shares. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of your securities described in the applicable prospectus supplement.

        We may, at our option, elect to offer fractional interests in shares of preferred shares, rather than shares of preferred shares. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the distribution, voting, conversion, redemption, liquidation and other rights and preferences of the preferred shares represented by those depositary shares.

        Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the preferred shares underlying the surrendered depositary receipts.

Distributions

        A depositary will be required to distribute all cash distributions received in respect of the applicable preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

        If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

        Depositary shares that represent preferred shares converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred shares will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Preferred Shares

        You may receive the number of whole shares of your series of preferred shares and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of preferred shares will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole preferred shares you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred shares, you will not be entitled to re-deposit those preferred shares under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn preferred shares.

Redemption of Depositary Shares

        If we redeem a series of the preferred shares underlying the depositary shares, the depositary will redeem those shares from the proceeds received by it. The depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares we are redeeming at their addresses appearing in the depositary's books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred shares. The redemption date for depositary shares will be the same as that of the preferred shares. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Preferred Shares

        Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date, which will be the same date as the record date, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder's depositary shares. The depositary will try, as practical, to vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to do so. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out an instruction to vote or for the effect of any such vote made so long as the action or inaction of the depositary is in good faith and is not the result of the depositary's gross negligence or willful misconduct.

Liquidation Preference

        Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as shown in the applicable prospectus supplement.

Conversion or Exchange of Preferred Shares

        The depositary shares will not themselves be convertible into or exchangeable for common shares, preferred shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion of the preferred shares represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred shares represented by the depositary shares into our debt securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred shares to effect the conversion or exchange. If you are converting only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted depositary shares.

Taxation

        As owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were an owner of the series of preferred shares represented by the depositary shares. Therefore, you will be required to take into account for U.S. federal income tax purposes income and deductions to which you would be entitled if you were a holder of the underlying series of preferred shares. In addition:

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  no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred shares in exchange for depositary shares provided in the deposit agreement;

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  the tax basis of each preferred share to you as exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged for the preferred shares; and

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  if you held the depositary shares as a capital asset at the time of the exchange for preferred shares, the holding period for the preferred shares will include the period during which you owned the depositary shares.

Amendment and Termination of a Deposit Agreement

        We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

        Any deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the applicable depositary if (1) the termination is necessary to preserve our status as a Maryland real estate investment trust or (2) a majority of each series of preferred shares affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

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  all depositary shares have been redeemed;

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  there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred shares; or

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  each related preferred share shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred shares and any redemption of preferred shares. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

        A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

        A depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred shares. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of depositary receipts upon reasonable notice.

        Neither a depositary nor our company will be liable if it is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred shares unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

        If a depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

        The following is a summary of the material terms of our warrants and the warrant agreement. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of warrants and the warrant agreement which we will file as exhibits to the registration statement of which this prospectus is part. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement.

        We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred shares, depositary shares or common shares. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.

        In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable:

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  the offering price;

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  the currencies in which such warrants are being offered;

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  the number of warrants offered;

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  the securities underlying the warrants;

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  the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

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  the date on which the warrants will expire;

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  federal income tax consequences;

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  the rights, if any, we have to redeem the warrants;

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  the name of the warrant agent; and

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  the other terms of the warrants.

        Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

        The warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended thereby. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price, and the expiration date may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW
AND OF OUR DECLARATION OF TRUST AND BYLAWS

        We are organized as a Maryland real estate investment trust. The following is a summary of our declaration of trust and bylaws and several provisions of Maryland law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire declaration of trust and bylaws, copies of which we have previously filed with the SEC, or refer to the provisions of Maryland law.

Trustees

        Our declaration of trust and bylaws provide that our board of trustees will establish the number of trustees. The number of trustees constituting our entire board may be increased or decreased from time to time only by a vote of the trustees, provided however that the tenure of office of a trustee will not be affected by any decrease in the number of trustees. Any vacancy on the board may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Any trustee elected to fill a vacancy will hold office for the remainder of the full term of the class of trustees in which the vacancy occurred or was created and until a successor is elected and qualified.

        Our declaration of trust divides our board into three classes. Shareholders elect the trustees of each class for three-year terms upon the expiration of their current terms. Shareholders elect only one class of trustees each year.

        We believe that classification of our board helps to assure the continuity of our business strategies and policies. There is no cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of our common shares are able to elect all of the successors of the class of trustees whose term expires at that meeting. The classified board provision could have the effect of making the replacement of our incumbent trustees more time consuming and difficult. At least two annual meetings of shareholders are generally required to effect a change in a majority of our board.

        Our declaration of trust requires that a majority of our trustees be independent (except for temporary periods due to vacancies), which for that purpose is defined generally as a trustee who, in his or her individual capacity, (1) is neither an affiliate of, nor has any material business or professional relationship with, our manager, RMR, or any person or entity whom the trustees have, in accordance with certain provisions of the declaration of trust, elected to permit to purchase in excess of 9.8% of our shares, and (2) does not perform any services for us except as trustee.

        Under our bylaws, our trustees are qualified as "independent trustees" or "managing trustees", and our bylaws require that (except for temporary periods due to vacancies), a majority of the trustees holding office will at all times be independent trustees. For those purposes, an "independent trustee" is one who is not one of our officers, is not involved in our day to day activities and is not an employee or affiliate of our manager, RMR, and does not otherwise have a material business or professional relationship with us, RMR or any other person or entity that holds in excess of 9.8% of our issued and outstanding shares of beneficial interest and who qualifies as independent under our declaration of trust and applicable rules of the NYSE. A "managing trustee" is a trustee who is not an independent trustee and who has been an employee of RMR or has been involved in our day to day activities for at least one year prior to his or her election. Our board is currently composed of three independent trustees and two managing trustees.

        Our declaration of trust provides that a trustee may be removed with or without cause by the affirmative vote of the holders of at least two-thirds of our common shares entitled to be cast in the election of trustees. This provision precludes shareholders from removing our incumbent trustees unless they can obtain a substantial affirmative vote of shares.

Advance Notice of Trustee Nominations and New Business

        Shareholder recommendations for nominees.    A responsibility of our Nominating and Governance Committee is to consider candidates for election as trustees who are properly recommended by shareholders. To be considered by our Nominating and Governance Committee, a shareholder recommendation for a nominee must be made: (i) by a shareholder who is entitled under our bylaws and applicable state and federal laws to nominate the nominee at the meeting and (ii) by written notice to the chair of our Nominating and Governance Committee at our principal executive offices within the 30 day period ending on the last date on which shareholders may give a timely notice of nomination for such meeting under our bylaws and applicable state and federal laws, which notice must be accompanied by the information and documents with respect to the recommended nominee which the recommending shareholder would have been required to provide in order to nominate such nominee for election at the shareholders meeting in accordance with our bylaws, including those described below, and applicable state and federal laws. Any such notice must be accompanied by the same information, copies of share certificates and other documents as described below. Our Nominating and Governance Committee may request additional information about the shareholder nominee or about a recommending shareholder. Shareholder recommendations which meet the requirements set forth above will be considered using the same criteria as other candidates considered by our Nominating and Governance Committee.

        The preceding paragraph applies only to shareholder recommendations for nominees. A shareholder nomination must be made in accordance with the provisions of our bylaws, including the procedures discussed below.

        Shareholder nominations and proposals at annual meetings.    Our bylaws require compliance with certain procedures for a shareholder to properly propose a nomination for election to our board or other business. If a shareholder who is entitled to do so under our bylaws wishes to propose a person for election to our board or other business, that shareholder must provide a written notice to our secretary. The shareholder giving notice must (i) have continuously held at least $2,000 in market value (as determined under our bylaws), or 1%, of our shares entitled to vote at the meeting on the election or the proposal of other business, as the case may be, for at least one year from the date the shareholder gives its advance notice (this requirement will not apply until April 1, 2010 with respect to a shareholder who continuously holds from and after April 1, 2009 shares entitled to vote at the meeting on such election or proposal of other business, as the case may be), (ii) be a shareholder of record at the time of giving notice through and including the time of the meeting, (iii) be present at the meeting to answer questions about the nomination or other business and (iv) have complied in all respects with the advance notice provisions for shareholder nominations and proposals of other business set forth in our bylaws.

        The notice must set forth detailed specified information about the nominee and the nominee's affiliates and associates, the shareholder making the nomination and affiliates and associates of that shareholder, and provide to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the shareholder's nomination or proposal. With respect to nominations, the notice must state whether the nominee is proposed for nomination as an independent trustee or a managing trustee. In addition, at the same time as or prior to the submission of a shareholder nomination or proposal for consideration at a meeting of our shareholders that, if approved and implemented by us, would cause us to be in breach of any covenant in or in default under any debt instrument or agreement or other material agreement of ours or any subsidiary of ours, the shareholder must submit to our secretary (i) evidence satisfactory to our board of the lender's or contracting party's willingness to waive the breach of covenant or default, or (ii) a detailed plan for repayment of the applicable indebtedness or curing the contractual breach or default and satisfying any resulting damage, specifically identifying the actions to be taken or the source of funds, which plan must be satisfactory to our board in its discretion, and evidence of the availability to us of substitute credit or contractual arrangements similar to the credit or contractual arrangements which are implicated by the shareholder nomination or other proposal that are at least as favorable to us, as determined by our board in its discretion. Additionally, if (i) the submission of a shareholder nomination or proposal of other business to be considered at a shareholders meeting could not be considered or, if approved, implemented by us without our or any subsidiary of ours, or the proponent shareholder, the nominee, the holder of proxies or their respective affiliates or associates filing with or otherwise notifying or obtaining the consent, approval or other action of any governmental or regulatory body, or a governmental action, or (ii) such shareholder's ownership of our shares or any solicitation of proxies or votes or holding or exercising proxies by such shareholder, the nominee or their respective affiliates or associates would require governmental action, then, at the same time as the submission of the shareholder nomination or proposal of other business, the proponent shareholder shall submit to us (x) evidence satisfactory to our board that any and all governmental action has been given or obtained, including, without limitation, such evidence as our board may require so that any nominee may be determined to satisfy any suitability or other requirements or (y) if such evidence was not obtainable from a governmental or regulatory body by such time despite the shareholder's diligent and best efforts, a detailed plan for making or obtaining the governmental action prior to the election of the nominee or the implementation of the proposal for other business, which plan must be satisfactory to our board in its discretion.

        Under our bylaws, in order for a shareholder's notice of nominations for trustee or other business to be properly brought before an annual meeting of shareholders, the shareholder must deliver the notice to our secretary at our principal executive offices not later than the close of business on the 120th day, and not earlier than the close of business on the 150th day, prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting. If the date of the proxy statement for the annual meeting is more than 30 days earlier than the first anniversary of the date of the proxy statement for the preceding year's annual meeting, other time requirements may be applicable to shareholder notices, as specified in our bylaws. In addition, no shareholder may give a notice to nominate or propose other business unless the shareholder holds a certificate for all our shares of beneficial interest owned by such shareholder during all times described in the first paragraph of this section "—Shareholder nominations and other proposals at annual meetings," and a copy of each certificate held by the shareholder must accompany the shareholder's notice. Also, we may request that any shareholder proposing a nominee for election to our board or other business at a meeting of our shareholders provide us, within three business days of such request, with written verification of the information submitted by the shareholder as well as other information.

        The foregoing description of the procedures for a shareholder to propose a nomination for election to our board or other business for consideration at an annual meeting is only a summary and is not complete. Our bylaws, including the provisions which concern the requirements for shareholder nominations and other proposals, will be filed as an exhibit to the registration statement of which this prospectus is a part.

Meetings of Shareholders

        Under our declaration of trust, our annual meeting of shareholders will take place within six months after the end of the fiscal year. Our chief executive officer, our board or a majority of our independent trustees may call a special meeting of the shareholders. Pursuant to our declaration of trust, our secretary may also call a special meeting of shareholders upon the written request of holders of at least a majority of the shares entitled to vote at the meeting.

Liability and Indemnification of Trustees and Officers

        To the maximum extent permitted by Maryland law, our declaration of trust includes provisions limiting the liability of our present and former trustees and officers for money damages and obligating us to indemnify them against any claim or liability to which they may become subject by reason of their status or actions as our present or former trustees or officers. Our declaration of trust also obligates us to pay or reimburse the people described above for reasonable expenses in advance of final disposition of a proceeding.

        The laws relating to Maryland real estate investment trusts, or the Maryland REIT Law, permit a real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law, or the MGCL, for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

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  the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

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  the director or officer actually received an improper personal benefit in money, property or services; or

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  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Additionally, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of that corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of the following:

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  a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

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  a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

        We have also entered into indemnification agreements with our trustees and certain of our officers providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

        The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.

Shareholder Liability

        Under the Maryland REIT Law, a shareholder is not personally liable for the obligations of a real estate investment trust solely as a result of his status as a shareholder. Our declaration of trust provides that no shareholder will be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a shareholder. Despite these facts, our legal counsel has advised us that in some jurisdictions the possibility exists that shareholders of a trust entity such as ours may be held liable for acts or obligations of the trust. While we intend to conduct our business in a manner designed to minimize potential shareholder liability, we can give no assurance that you can avoid liability in all instances in all jurisdictions. Our trustees have not provided in the past and do not intend to provide insurance covering these risks to our shareholders.

        Our declaration of trust provides that any shareholder who violates the declaration of trust or bylaws will indemnify us and hold us harmless from and against all costs, expenses, penalties, fees and other amounts, including attorneys' and other professional fees, arising from the shareholder's violation, together with interest on such amounts.

Transactions with Affiliates

        Our declaration of trust allows us to enter into contracts and transactions of any kind with any person, including any of our trustees, officers, employees or agents or any person affiliated with them so long as the affiliate's interest in the transaction is disclosed or known to the trustees or shareholders and the transaction is ratified by a majority vote of either the trustees who are not interested in the transaction or the shareholders.

Actions by Shareholders by Written Consent

        Our bylaws provide procedures governing actions by shareholders by written consent. They provide that when shareholders act by written consent, they must provide written notice requesting that our board set a record date to determine the shareholders entitled to act. No shareholder may make such a request unless such shareholder (1) has continuously held at least $2,000 in market value, or 1% of our shares entitled to vote, for at least one year from the date such shareholder gives notice (or, if such notice is given prior to April 1, 2010, continuously held our shares since April 1, 2009 and without regard to the $2,000 market value, or 1% requirement), and continuously holds such shares through and including the record date set by the board and (2) holds certificates for all our shares of beneficial interest owned by such shareholder, and a copy of each such certificate held by such shareholder at the time of giving such notice shall accompany such shareholder's notice to the secretary in order for such notice to be effective. The notice must (1) contain the proposed action to be taken by written consent, (2) be signed by one or more shareholders of record as of the date of the notice, (3) bear the date of signature of each such shareholder and (4) contain all information that each shareholder who signs the notice that must be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved) or is otherwise required pursuant to Section 14 (or any successor provision) of the Exchange Act and the rules and regulations promulgated thereunder as well as additional information required for shareholder proposals under our bylaws. The bylaws specify that any written consents must be signed by a majority of shareholders entitled to vote (or such higher percentage as may be specified in our declaration of trust for the action to be taken) and must be delivered to our secretary within 10 days of the record date set by the board. Any written consents must also meet other informational requirements as specified in our bylaws. Our bylaws also permit a review period of 90 days following receipt of any written consents during which inspectors of election may review their validity and the board is not required to take any other action regarding them.

Restrictions on Transfer of Shares

        Our declaration of trust provides that our board has the power to redeem or prohibit the transfer of a sufficient number of shares to maintain or bring the ownership of the shares into conformity with requirements for our qualification as a REIT under the Internal Revenue Code of 1986, as amended, or the Code. In connection with the foregoing, if our board shall, at any time and in good faith, be of the opinion that direct or indirect ownership of shares representing more than 9.8% in value of the total shares outstanding has or may become concentrated in the hands of one beneficial owner, other than specified excepted persons, our board shall have the power (1) to purchase from any shareholder the excess shares, and (2) to refuse to transfer or issue shares to any person whose acquisition of such shares would, in the opinion of our board, result in the direct or indirect beneficial ownership by any person of shares representing more than 9.8% in value of the outstanding shares. Any transfer of shares, options, or other securities convertible into shares that would create a beneficial owner, other than any of the excepted persons, of shares representing more than 9.8% in value of the total shares outstanding shall be deemed void ab initio, and the intended transferee shall be deemed never to have had an interest therein. Further our declaration of trust provides that transfers or purported acquisitions, directly, indirectly or by attribution, of shares, or securities convertible into shares, that could result in our disqualification as a REIT are null and void and permits our board to repurchase shares or other securities to the extent necessary to maintain our status as a REIT. The purchase price for any shares so purchased shall be determined by the price of the shares on the principal exchange on which they are then traded, or if no such price is available, then the purchase price shall be equal to the net asset value of such shares as determined by our board in accordance with applicable law. From and after the date fixed for purchase by our board, and so long as payment of the purchase price for the shares to be so redeemed shall have been made or duly provided for, the holder of any excess shares so called for purchase shall cease to be entitled to distributions, voting rights and any and all other benefits with respect to such shares, except the right to payment of the purchase for the shares. Our board may, in its sole discretion, adopt, amend or repeal bylaws providing additional measures to enforce ownership limits described above.

        In addition, our bylaws restrict the amount of shares that individual shareholders may own. These restrictions are intended to assist with REIT compliance under the Code and otherwise to promote our orderly governance.

        Our bylaws provide that no person may own, or be deemed to own by virtue of the attribution provisions of the Code more than 9.8% of the number or value of any class or series of our outstanding shares. Our bylaws also prohibit any person from beneficially or constructively owning shares if that ownership would result in us being closely held under Section 856(h) of the Code or would otherwise cause us to fail to qualify as a REIT.

        Our board, in its discretion, may exempt a proposed transferee from the share ownership limitation if, in its discretion, it determines (1) the ownership of shares by such person would not result in our being closely held under Section 856(h) of the Code or our otherwise failing to qualify as a REIT; (2) such person does not and will not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.8% interest in the tenant; (3) the ownership of shares in excess of the ownership limit pursuant to the exception requested would not cause a default under the terms of any contract to which we or any of our subsidiaries are party or reasonably expects to become a party and (4) the ownership of shares in excess of the ownership limit is in our best interest. In connection with any requested exemption, our board may require such rulings from the Internal Revenue Service or opinions of counsel as it deems advisable in order to determine or ensure our status as a REIT and such representations, undertakings and agreements it deems advisable in order for it to make the foregoing determinations.

        In determining whether to grant an exemption, our board may, but need not, consider, among other factors, the following:

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  the general reputation and moral character of the person requesting an exemption;

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  whether the person's ownership of shares would be direct or through ownership attribution;

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  whether the person's ownership of shares would interfere with the conduct of our business, including our ability to acquire additional properties, additional investments in issuers currently invested in us or other issuers;

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  whether granting an exemption would adversely affect any of our existing contractual arrangements;

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  whether the person requesting an exemption has been approved as an owner by all regulatory or other governmental authorities that have jurisdiction over us; and

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  whether the person requesting an exemption is attempting a change of control or to affect our policies in a way in which the board, in its discretion, considers adverse to our or our shareholders' best interests.

        If a person attempts a transfer of our shares in violation of the ownership limitations described above, then the board is authorized and empowered to deem that number of shares which would cause the violation (a) to be automatically transferred to a charitable trust for the exclusive benefit of one or more charitable beneficiaries designated by us or (b) to the fullest extent provided by law, to be void ab initio. A transfer to the chartable trust will be deemed to be effective as of the close of business on the business day prior to the date of the board's determination to have such transfer occur or at such other time determined by the board. The prohibited owner will not acquire any rights in these excess shares, will not benefit economically from ownership of any excess shares, will have no rights to distributions, will not possess any rights to vote and, to the extent permitted by law, will have no claim or other recourse against the purported transferor of such shares. Subject to Maryland law, the trustee of the charitable trust will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible trust action, then the trustee will not have the authority to rescind and recast the vote.

        Unless otherwise directed by the board, within 20 days after receiving notice from us that our shares have been transferred to a charitable trust, or as soon thereafter as is practicable, the trustee will sell the shares and related rights held in the charitable trust to a person designated by the trustee whose ownership of the shares will not violate the ownership limitations set forth in our bylaws. Upon this sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows:

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  The prohibited owner will receive the lesser of:

            (1)   the net price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust, for example, a gift, devise or other similar transaction, the market price (as defined in our bylaws) of the shares on the day of the event causing the shares to be transferred to the charitable trust, less our and the charitable trustee's costs, expenses and compensation described below; and

            (2)   the net sales proceeds received by the trustee from the sale of the shares held in the charitable trust.

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  Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid to the charitable beneficiary, less the costs, expenses and compensation of the charitable trust and trustee.

        If, prior to our discovery that shares have been transferred to the charitable trust, a prohibited owner sells those shares, then:

            (1)   those shares will be deemed to have been sold on behalf of the charitable trust; and

            (2)   to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by a trustee, the prohibited owner must pay the excess to the trustee upon demand.

        Also, shares held in the charitable trust will be offered for sale to us, or our designee, at a price per share equal to the lesser of:

            (1)   the price per share in the transaction that resulted in the transfer to the charitable trust or, in the case of a devise, gift or similar transaction, the market price per share on the day of the event causing that transfer; and

            (2)   the market price on the date we or our designee accepts the offer,

in either case less our and the charitable trustee's costs, expenses and compensation described below.

        We will have the right to accept the offer until the trustee has sold the shares held in the charitable trust. The net proceeds of the sale to us will be distributed similar to any other sale by a trustee.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of any shares that will or may violate the foregoing share ownership limitations, or any person who would have owned shares that resulted in a transfer to a charitable trust, is required to immediately give written notice to us of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and to provide to us such other information as we may request.

        Every owner of 5% or more of any class or series of our shares is required to give written notice to us within 30 days after the end of each taxable year, and also within three business days after we so request, stating the name and address of the owner, the number of shares of each class and series of our shares which the owner beneficially owns, and a description of the manner in which those shares are held. An owner who holds our shares as nominee for another person whom is required to include distributions on our shares in his or her gross income (the actual owner) is required to give written notice to us stating the name and address of the actual owner and the number of each class and series of our shares of the actual owner with respect to whom the holder of our shares is nominee. Each such shareholder and each such actual owner is required to provide us with any additional information that we may request in order to determine our status as a REIT, to determine our compliance with other applicable laws or requirements of any governmental authority or to ensure compliance with the foregoing share ownership limitations. In addition, each shareholder is required to provide us with such information as we may request, in good faith, in order to determine our status as a REIT, to determine our compliance with other applicable laws or requirements of any governmental authority and compliance with such share ownership limitations.

        Our bylaws provide that the trustee of the charitable trust is entitled to compensation, as approved by our board, and is entitled to be indemnified for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under our bylaws. Any such compensation, costs and expenses may be funded from the charitable trust or by us and, if funded by us, we are entitled to reimbursement on a first priority basis from the charitable trust. We are also entitled, without limiting a shareholder's other obligations under our declaration of trust and bylaws, to collect from the charitable trust our costs and expenses incurred in the process of enforcing the ownership limitations contained in our bylaws.

        The restrictions in our bylaws described above will not preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system. Our bylaws provide, however, that the fact that the settlement of any transaction takes place will not negate the effect of any of the foregoing limitations and any transferee in this kind of transaction will be subject to all of the provisions and limitations described above.

Regulatory Compliance and Disclosure

        Our bylaws provide that any shareholder who, by virtue of such shareholder's ownership of our shares of beneficial interest or actions taken by the shareholder affecting us, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on us or any of our subsidiaries shall promptly take all actions necessary and fully cooperate with us to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting our business, assets, operations or prospects or any of our subsidiaries. If the shareholder fails or is otherwise unable to promptly take such actions so to cause satisfaction of such requirements or regulations, such shareholder shall promptly divest a sufficient number of our shares necessary to cause the application of such requirement or regulation to not apply to us or any of our subsidiaries. If the shareholder fails to cause such satisfaction or divest itself of such sufficient number of our shares by not later than the 10th day after triggering such requirement or regulation referred to in the bylaws, then any of our shares beneficially owned by such shareholder at and in excess of the level triggering the application of such requirement or regulation shall, to the fullest extent permitted by law, be deemed to constitute shares held in violation of the ownership limitations set forth in the bylaws. Also, our bylaws provide that if the shareholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within such 10 day period, we may take all other actions which the board deems appropriate to require compliance or to preserve the value of our assets; and we may charge the offending shareholder for our costs and expenses as well as any damages which may result.

        Our bylaws also provide that if a shareholder, by virtue of such shareholder's ownership of our shares of beneficial interest or its receipt or exercise of proxies to vote shares owned by other shareholders, would not be permitted to vote such shareholder's shares or proxies for such shares in excess of a certain amount pursuant to applicable law but the board determines that the excess shares or shares represented by the excess proxies are necessary to obtain a quorum, then such shareholder shall not be entitled to vote any such excess shares or proxies, and instead such excess shares or proxies may, to the fullest extent permitted by law, be voted by the Advisor (as defined in our declaration of trust) or another person designated by the board, in proportion to the total shares otherwise voted on such matter.

Business Combinations

        The MGCL contains a provision which regulates business combinations with interested shareholders. This provision applies to Maryland real estate investment trusts like us. Under the MGCL, business combinations such as mergers, consolidations, share exchanges and the like between a Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the shareholder becomes an interested shareholder. Under the MGCL the following persons are deemed to be interested shareholders:

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  any person who beneficially owns 10% or more of the voting power of the trust's shares; or

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  an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the trust.

        After the five-year prohibition period has ended, a business combination between a trust and an interested shareholder must be recommended by the board of trustees of the trust and must receive the following shareholder approvals:

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  the affirmative vote of at least 80% of the votes entitled to be cast; and

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  the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of shares other than shares held by the interested shareholder with whom or with whose affiliate or associate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

        The shareholder approvals discussed above are not required if the trust's shareholders receive the minimum price set forth in the MGCL for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

        The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of the trust prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the MGCL if the board approved in advance the transaction by which the person otherwise would have become an interested shareholder. The board may provide that its approval is subject to compliance with any terms and conditions determined by the board.

        Our declaration of trust provides that we have elected not to be governed by these provisions of the MGCL. Our declaration of trust requires that business combinations between us and a beneficial holder of 10% or more of our outstanding shares ("interested shareholder") be approved by the affirmative vote of the holders of at least 75% of the shares unless (1) our board by unanimous vote or written consent shall have expressly approved in advance the acquisition of the outstanding shares that caused the interested shareholder to become an interested shareholder or shall have approved the business combination prior to the interested shareholder involved in the business combination having become an interested shareholder; or (2) the business combination is solely between us and an entity 100% owned by us.

Control Share Acquisitions

        The MGCL contains a provision which regulates control share acquisitions. This provision also applies to Maryland real estate investment trusts. The MGCL provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by trustees who are employees of the trust are excluded from shares entitled to vote on the matter. Control shares are voting shares which, if aggregated with all other shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

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  one-tenth or more but less than one-third;

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  one-third or more but less than a majority; or

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  a majority or more of all voting power.

        Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel the board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute of the MGCL does not apply to the following:

  •
  shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction; or

  •
  acquisitions approved or exempted by a provision in the declaration of trust or bylaws of the trust adopted before the acquisition of shares.

        Our bylaws contain a provision exempting from the control share statute of the MGCL any and all acquisitions by any person of our shares. This provision may be amended or eliminated at any time in the future.

Rights Plan

        In October 1994, our board adopted a shareholders' rights plan which provides for the distribution of one junior participating preferred share purchase right for each common share. This plan was renewed on March 10, 2004. Each right entitles the holder to buy 1/100th of a junior participating preferred share (or in certain circumstances, to receive cash, property, common shares or our other securities) at an exercise price of $50 per 1/100th of a junior participating preferred share, and at an exercise price of $25 per 1/100th of a junior participating preferred share for rights granted under our renewed plan from and after October 17, 2004. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the junior participating preferred shares are summarized above under "Junior Participating Preferred Shares."

        Initially, the rights are attached to common shares. The rights will separate from the common shares upon a rights distribution date which is the earlier of (1) 10 business days following a public announcement by us that a person or group of persons has acquired, or has obtained the right to acquire, beneficial ownership of 10% or more of the outstanding common shares or (2) 10 business days following the commencement of a tender offer or exchange offer that would result in a person acquiring beneficial ownership of 10% or more of the outstanding common shares. In each instance, the board may determine that the distribution date will be a date later than 10 days following the triggering event.

        Until they become exercisable, the rights will be evidenced by the certificates for common shares, if any, and will be transferred with and only with such common shares. The surrender for transfer of any certificates for common shares outstanding will also constitute the transfer of the rights associated with the common shares evidenced by such certificates.

        The rights are not exercisable until a rights distribution date and, under the renewed plan, will expire at the close of business on October 17, 2014, unless earlier redeemed or exchanged by us as described below. Until a right is exercised, the holder thereof, as such, has no rights as a shareholder of us including, without limitation, the right to vote or to receive dividends.

        Upon the occurrence of a "flip-in event", each holder of a right will have the ability to exercise it for a number of common shares (or, in certain circumstances, other property) having a current market price equal to two times the exercise price of the right. Notwithstanding the foregoing, following the occurrence of a "flip-in event", all rights that are, or were held by beneficial owners of 10% or more of our common shares will be void in several circumstances described in the rights agreement. Rights will not be exercisable following the occurrence of any "flip-in event" until the rights are no longer redeemable by us as set forth below. A "flip-in event" occurs when a person or group of persons acquires more than 10% of the beneficial ownership of the outstanding common shares pursuant to any transaction other than a tender or exchange offer for all outstanding common shares on terms which a majority of our independent trustees determine to be fair to and otherwise in the best interests of us and our shareholders.

        A "flip-over event" occurs when, at any time on or after the announcement of a share acquisition which will result in a person becoming the beneficial owner of more than 10% of our outstanding common shares, we take part in a merger or other business combination transaction (other than certain mergers that follow a fair offer) in which we are not the surviving entity or the common shares are changed or exchanged or 50% or more of our assets or earning power is sold or transferred. Upon the occurrence of a "flip-over event" each holder of a right (except rights which previously have been voided, as set forth above) will have the option to exchange their right for a number of shares of common stock of the acquiring company having a current market price equal to two times the exercise price of the right.

        The purchase price and the number of junior participating preferred shares issuable upon exercise of the rights are subject to adjustment from time to time to prevent dilution. With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. We will make a cash payment in lieu of any fractional shares resulting from the exercise of any right. We have 10 days from the date of an announcement of a share acquisition which will result in a person becoming the beneficial owner of more than 10% of our outstanding common shares to redeem the rights in whole, but not in part, at a price of $.01 per right, payable, at our option in cash, common shares or other consideration as our board may determine. Immediately upon the effectiveness of the action of our board ordering redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

        The terms of the rights, other than key financial terms and the date on which the rights expire, may be amended by our board prior to the distribution date. After the distribution date, the provisions of the rights agreement may be amended by our board only in order to:

  •
  cure ambiguities, defects or inconsistencies;

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  make changes which do not adversely affect the interests of holders of rights (other than the rights of a person that has obtained beneficial ownership of more than 10% of our outstanding shares and certain other related parties); or

  •
  to shorten or lengthen any time period under the rights agreement.

        However, no amendment to lengthen the time period governing redemption is permitted to be made at such time as the rights are not redeemable.

Amendment to our Declaration of Trust, Dissolution and Mergers

        Under the Maryland REIT Law, a real estate investment trust generally cannot dissolve, amend its declaration of trust or merge, unless these actions are approved by at least two-thirds of all shares entitled to be cast on the matter. The Maryland REIT Law allows a trust's declaration of trust to set a lower percentage, so long as the percentage is not less than a majority. Our declaration of trust provides for approval of an amendment of the declaration of trust (except amendments to certain provisions of the declaration of trust) by a majority of shares entitled to vote on these actions provided the amendment in question has been approved by a majority of our board (including a majority of our independent trustees). Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. Our declaration of trust permits this type of action by our board. Our declaration of trust also permits our board to effect changes in our unissued shares, as described more fully above. In addition, as permitted by the Maryland REIT Law and our declaration of trust, our board of trustees has the power to amend our declaration of trust to change our name without shareholder approval.

Anti-Takeover Effect of Maryland Law and of our Declaration of Trust and Bylaws

        The following provisions in our declaration of trust and bylaws and in Maryland law could delay or prevent a change in our control:

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  the limitation on ownership and acquisition of more than 9.8% of our shares;

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  the classification of our board into classes and the election of each class for three-year staggered terms;

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  the requirement of a two-thirds majority vote of shareholders for removal of our trustees;

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  the fact that the number of our trustees may be fixed only by vote of our board and that a vacancy on our board may be filled only by the affirmative vote of a majority of our remaining trustees and the limitations on our shareholders' abilities to act without a meeting;

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  the advance notice requirements for shareholder nominations for trustees and other proposals;

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  the business combination provisions of our declaration of trust, if our board's unanimous approval of a combination is not obtained;

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  the control share acquisition provisions of the MGCL, if the applicable provision in our bylaws is rescinded; and

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  the power of our board to authorize and issue additional shares, including additional classes of shares with rights defined at the time of issuance, without shareholder approval.

 SELLING SECURITY HOLDERS

        Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

Sales by Us

        We may sell the offered securities (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The prospectus supplement will include the following information:

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  the terms of the offering;

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  the names of any underwriters or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price of the securities;

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  the net proceeds from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

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  any initial public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any commissions paid to agents.

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their account. In addition, to cover over-allotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

        Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

        If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

        We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

        We may have agreements with the agents, dealers and underwriters to indemnify them against specified liabilities, including liabilities under the federal securities laws or to contribute to the payments that the agents, dealers or underwriters may be required to make in respect of those liabilities. Indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments that the agents, dealers or underwriters may be required to make in respect of those liabilities. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

        Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to United States persons, other than qualifying financial institutions, during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

Sales by Selling Security Holders

        The selling security holders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling security holders (including but not limited to persons who receive securities from a named selling security holder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to "selling security holders" in this prospectus. The selling security holders may sell the securities by one or more of the following methods, without limitation:

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  block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

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  an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

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  ordinary brokerage transactions and transactions in which the broker solicits purchases;

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  an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

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  privately negotiated transactions, directly or through agents;

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  short sales;

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  through the writing of options on the securities, whether or not the options are listed on an options exchange;

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  through the distribution of the securities by any security holders to its partners, members or stockholders;

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  one or more underwritten offerings;

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  agreements between a broker or dealer and any security holder to sell a specified number of the securities at a stipulated price per share; and

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  any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

        The security holders may also transfer the securities by gift.

        The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

        From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of a selling security holder's securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder's securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

        The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

        A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker- dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

        The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

        We may agree to indemnify the selling security holders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify us, the other selling security holders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling security holders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

        We will not receive any proceeds from sales of any securities by the selling security holders.

        We cannot assure you that the selling security holders will sell all or any portion of the securities offered hereby.

        To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth:

  •
  the aggregate number of securities to be sold;

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  the purchase price;

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  the public offering price;

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  if applicable, the names of any underwriter, agent or broker-dealer; and

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  any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

        If a selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

VALIDITY OF THE OFFERED SECURITIES

        Sullivan & Worcester LLP, as to certain matters of New York law, and Venable LLP, as to certain matters of Maryland law, will pass upon the validity of the offered securities for us. Sullivan & Worcester LLP represents Reit Management & Research LLC, our manager, and certain of its affiliates on various matters.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. This prospectus is part of a registration statement and does not contain all of the information set forth in the registration statement. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can review our SEC filings and the registration statement by accessing the SEC's Internet site at www.sec.gov or by accessing our internet site at www.cwhreit.com. Website addresses are included in this prospectus as textual references only and the information in such websites is not incorporated by reference into this prospectus or related registration statement.

        Our common shares are traded on the NYSE under the symbol "CWH," and you can review similar information concerning us at the office of the NYSE at 20 Broad Street, New York, New York 10005.

 DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

        We incorporate by reference the documents listed below and any filings made after the date of the initial filing of the registration statement of which this prospectus is a part made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the offering of the securities made by this prospectus is completed or terminated:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 8, 2009;

  •
  our Current Reports on Form 8-K dated January 12, 2009, April 30, 2009, May 15, 2009 and June 8, 2009;

  •
  the information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, from our definitive Proxy Statement for our 2009 Annual Meeting of Shareholders filed March 30, 2009;

  •
  the description of our common shares contained in our registration statement on Form 8-A dated November 8, 1986, as amended by a Form 8-A/A dated July 30, 1991;

  •
  the description of our preferred share purchase rights contained in our registration statement on Form 8-A dated October 20, 1994;

  •
  the description of our 8 3/4% Series B Cumulative Redeemable Preferred Shares contained in our registration statement on Form 8-A dated September 6, 2002;

  •
  the description of our 7 1/8% Series C Cumulative Preferred Shares contained in our registration statement on Form 8-A dated February 3, 2006; and

  •
  the description of our 6 1/2% Series D Cumulative Convertible Preferred Shares contained in our registration statement on Form 8-A dated October 5, 2006.

        We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those which we specifically incorporate by reference in this prospectus. You may obtain this information at no cost by writing or telephoning us at: 400 Centre Street, Newton, Massachusetts, 02458, (617) 332-3990, Attention: Investor Relations.

 STATEMENT CONCERNING LIMITED LIABILITY

        THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING COMMONWEALTH REIT, DATED JULY 1, 1994, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS AND SUPPLEMENTS THERETO, IS DULY FILED IN THE OFFICE OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT THE NAME "COMMONWEALTH REIT" REFERS TO THE TRUSTEES UNDER THE DECLARATION OF TRUST, AS SO AMENDED AND SUPPLEMENTED, COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF COMMONWEALTH REIT SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, COMMONWEALTH REIT. ALL PERSONS DEALING WITH COMMONWEALTH REIT IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF COMMONWEALTH REIT FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

10,000,000 Shares

CommonWealth REIT

7 1/4% Series E Cumulative Redeemable Preferred Shares
(Liquidation Preference $25.00 Per Share)

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch
Citi
UBS Investment Bank
Wells Fargo Securities
Morgan Stanley
BB&T Capital Markets
Jefferies
RBC Capital Markets

May 26, 2011